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                                                                    EXHIBIT 10.1



                                SEPARATION AND

                             DISTRIBUTION AGREEMENT

                                 BY AND BETWEEN

                            CREATIVE COMPUTERS, INC.

                                      AND

                                   uBID, INC.

                                  DATED AS OF

                              _____________, 1998
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                     SEPARATION AND DISTRIBUTION AGREEMENT
                     -------------------------------------

     THIS SEPARATION AND DISTRIBUTION AGREEMENT, dated as of __________, 1998, is by and between Creative Computers, Inc. ("CCI") and uBid, Inc. ("uBid"). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Article I hereof.

     WHEREAS, the Board of Directors of CCI has determined that it is appropriate and desirable, on the terms and conditions contemplated hereby, to cause uBid to offer and sell for its own account in the IPO (as defined below) a limited number of shares of uBid Common Stock, and subsequently for CCI to distribute to holders of shares of CCI Common Stock the outstanding shares of uBid Common Stock owned directly or indirectly by CCI;

     WHEREAS, the Distribution (as defined below) is intended to qualify as a tax-free spin-off under Section 355 of the Code (as defined below);

     WHEREAS, CCI has provided various services to uBid on an informal basis and in connection with the separation of CCI and uBid the parties desire to formalize certain relationships which will continue on a transitional basis; and

     WHEREAS, it is appropriate and desirable to set forth the principal corporate transactions required to effect the separation, the IPO and the Distribution and certain other agreements that will govern certain matters relating to the IPO and the Distribution and the relationship of CCI and uBid following the IPO and the Distribution.

     NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     For the purpose of this Agreement the following terms shall have the following meanings:

     1.1. ACTION means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

     1.2. AFFILIATE of any Person means a Person that controls, is controlled by, or is under common control with such Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

     1.3. AGENT means the distribution agent to be appointed by CCI to distribute to the stockholders of CCI pursuant to the Distribution the shares of uBid Common Stock held by CCI.
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     1.4. AGREEMENT means this Separation and Distribution Agreement, including all of the Schedules hereto.

     1.5. ANCILLARY AGREEMENTS means the Services Agreement,
Internet/Telecommunications Agreement and the Joint Marketing Agreement each in the form set forth in Schedule 1.5.

     1.6. APPLICABLE DEADLINE has the meaning set forth in Section 8.3(b).

     1.7. ARBITRATION ACT means the United States Arbitration Act, 9 U.S.C. 1-14, as the same may be amended from time to time.

     1.8. ARBITRATION DEMAND DATE has the meaning set forth in Section 8.3(a).

     1.9. ARBITRATION DEMAND NOTICE has the meaning set forth in Section 8.3(a).

     1.10. CCI COMMON STOCK means the Common Stock, $.01 par value per share, of CCI.

     1.11. CCI GROUP means CCI and each Person (other than any member of the uBid Group) that is an Affiliate of CCI immediately after the Closing Date.

     1.12. CCI INDEMNITEES has the meaning set forth in Section 5.2.

     1.13. CHANGE OF CONTROL of any Person means any of the following: (a) the consummation of a merger, consolidation, or similar business combination involving such Person, or a sale or other disposition of all or substantially all of the assets of such Person; (b) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of 40% or more of either (i) the then outstanding shares of common stock of such Person, or (ii) the combined voting power of the then outstanding voting securities of such Person entitled to vote generally in the election of directors; or (c) individuals who, as of the Distribution Date, constitute the Board of Directors of such Person (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any
                                                 --------  -------
individual becoming a director subsequent to the Distribution Date (other than any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board) whose election or nomination for election by the stockholders of such Person was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board.

     1.14. CLOSING means the receipt by uBid of the net proceeds of the IPO in accordance with the terms of the Underwriting Agreement.

     1.15. CLOSING DATE means the first time at which any shares of uBid Common Stock are sold to the Underwriters pursuant to the IPO in accordance with the terms of the Underwriting Agreement.

                                       2
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     1.16. CODE means the Internal Revenue Code of 1986, as amended.

     1.17. COMMISSION means the United States Securities and Exchange
Commission.

     1.18. CONSENTS means any consent, waiver or approval from, or notification requirements to, any third party.

     1.19. CPR means the Center for Public Resources.

     1.20. DISTRIBUTION means the distribution by CCI on a pro rata basis to holders of CCI Common Stock of all of the outstanding shares of uBid Common Stock owned by CCI on the Distribution Date as set forth in Article IV.

     1.21. DISTRIBUTION DATE means the date determined pursuant to Section 3.1 on which the Distribution occurs.

     1.22. EFFECTIVE IPO DATE means the date on which the IPO Registration Statement is declared effective by the Commission.

     1.23. EFFECTIVE TIME means 5:00 p.m., Eastern Standard Time or Eastern Daylight Time (whichever shall be then in effect), on the Distribution Date.

     1.24. ENVIRONMENTAL LAW means any federal, state, local, foreign or international statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, common law (including tort and environmental nuisance law), legal doctrine, order, judgment, decree, injunction, requirement or agreement with any Governmental Authority, now or hereafter in effect relating to health, safety, pollution or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or to emissions, discharges, releases or threatened releases of any substance currently or at any time hereafter listed, defined, designated or classified as hazardous, toxic waste, radioactive or dangerous, or otherwise regulated, under any of the foregoing, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any such substances, including the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act and the Resource Conservation and Recovery Act and comparable provisions in state, local, foreign or international law.

     1.25. ENVIRONMENTAL LIABILITIES means all Liabilities relating to, arising out of or resulting from any Environmental Law or contract or agreement relating to environmental, health or safety matters (including all removal, remediation or cleanup costs, investigatory costs, governmental response costs, natural resources damages, property damages, personal injury damages, costs of compliance with any settlement, judgment or other determination of Liability and indemnity, contribution or similar obligations) and all costs and expenses (including allocated costs of in-house counsel and other personnel), interest, fines, penalties or other monetary sanctions in connection therewith.

     1.26. ESCALATION NOTICE has the meaning set forth in Section 8.2.

                                       3
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     1.27. EXCHANGE ACT means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

     1.28. GOVERNMENTAL APPROVAL means any notice, report or other filing to be made, or any consent, registration, approval, permit or authorization to be obtained from, any Governmental Authority.

     1.29. GOVERNMENTAL AUTHORITY shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

     1.30. INDEMNIFYING PARTY has the meaning set forth in Section 5.4(a).

     1.31. INDEMNITEE has the meaning set forth in Section 5.4(a).

     1.32. INDEMNITY PAYMENT has the meaning set forth in Section 5.4(a).

     1.33. INFORMATION means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

     1.34. INSURANCE POLICIES means the insurance policies written by insurance carriers unaffiliated with CCI pursuant to which uBid (or their respective officers or directors) will be insured parties after the Closing Date.

     1.35. INSURANCE PROCEEDS means those monies:

           (a)  received by an insured from an insurance carrier; or

           (b)  paid by an insurance carrier on behalf of the insured;

in any such case net of any applicable premium adjustments (including reserves and retrospectively rated premium adjustments) and net of any costs or expenses incurred in the collection thereof.

     1.36. IPO means the initial public offering by uBid of shares of uBid Common Stock pursuant to the IPO Registration Statement.

     1.37. IPO REGISTRATION STATEMENT means the registration statement on Form S-1 (No. 333-58447) filed under the Securities Act, pursuant to which the uBid Common Stock to be issued in the IPO will be registered, together with all amendments thereto.

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     1.38. LIABILITIES means any and all losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, sums of money, accounts, reckonings, bonds, specialties, indemnities and similar obligations, exonerations, covenants, contracts, controversies, agreements, promises, doings, omissions, variances, guarantees, make whole agreements and similar obligations, and other liabilities, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any law, rule, regulation, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses (including allocated costs of in-house counsel and other personnel), whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any Governmental Authority or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement or any Ancillary Agreement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

     1.39. PERSON means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

     1.40. PRIME RATE means the rate which Chase Manhattan Bank (or any successor thereto or other major money center commercial bank agreed to by the parties hereto) announces from time to time as its prime lending rate, as in effect from time to time.

     1.41. PROSPECTUS means each preliminary, final or supplemental prospectus forming a part of the IPO Registration Statement.

     1.42. RECORD DATE means the close of business on the date to be determined by the CCI Board of Directors as the record date for determining stockholders of CCI entitled to receive shares of uBid Common Stock in the Distribution.

     1.43. REGISTRATION RIGHTS AGREEMENTS means the Registration Rights Agreements, in the form of Exhibits A and B hereto, by and among CCI and uBid, on the one hand, and Frank Khulusi, Sam Khulusi and uBid on the other.

     1.44. SECURITIES ACT means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

     1.45. SECURITY INTEREST means any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever.

     1.46. SUBSIDIARY OF ANY PERSON means any corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of

                                       5
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directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however, that no Person is not
                                 --------  -------
directly or indirectly wholly owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.

     1.47. TAX INDEMNIFICATION AND ALLOCATION AGREEMENT means the Tax Indemnification and Allocation Agreement, dated as of the date hereof, by and among CCI and uBid.

     1.48. TAXES has the meaning set forth in the Tax Indemnification and Allocation Agreement.

     1.49. THIRD PARTY CLAIM has the meaning set forth in Section 5.5(a).

     1.50. uBID BUSINESS means the business of uBid as presently conducted.

     1.51. uBID COMMON STOCK means Common Stock, $.001 par value per share, of uBid.

     1.52. uBID GROUP means uBid, each Subsidiary of uBid and each other Person that is either controlled directly or indirectly by uBid immediately after the Closing Date or that is contemplated to be controlled by uBid.

     1.53. uBID INDEMNITEES has the meaning set forth in Section 5.3(a).

     1.54. UNDERWRITERS means the managing underwriters for the IPO.

     1.55. UNDERWRITING AGREEMENT means the underwriting agreement to be entered into among uBid and the Underwriters with respect to the IPO.

                                  ARTICLE II
                      THE IPO AND ACTIONS PENDING THE IPO

     2.1. TRANSACTIONS PRIOR TO THE IPO. (a) Subject to the conditions specified in Section 2.6, CCI and uBid shall use their reasonable best efforts to consummate the IPO. Such actions shall include, but not necessarily be limited to, those specified in this Section 2.1.

          (b) uBid shall file the IPO Registration Statement, and such amendments or supplements thereto, as may be necessary in order to cause the same to become and remain effective as required by law or by the Underwriters, including, but not limited to, filing such amendments to the IPO Registration Statement as may be required by the Underwriting Agreement, the Commission or federal, state or foreign securities laws. CCI and uBid shall also cooperate in preparing, filing with the Commission and causing to become effective a registration statement registering the uBid Common Stock under the Exchange Act, and any registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans necessary or appropriate in connection with the IPO, the Distribution or the other transactions contemplated by this Agreement and the Ancillary Agreements.

         (c) uBid and CCI shall enter into the Underwriting Agreement, in form and substance reasonably satisfactory to uBid and CCI and shall comply with its respective obligations thereunder.

         (d) CCI and uBid shall consult with each other and the Underwriters regarding the timing, pricing and other material matters with respect to the IPO.

         (e) uBid shall use its reasonable best efforts to take all such action as may be necessary or appropriate under state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) in connection with the IPO.

         (f) uBid shall prepare, file and use reasonable best efforts to seek to make effective, an application for listing of the uBid Common Stock issued in the IPO on the NASDAQ Stock Market, subject to official notice of issuance.

         (g) uBid shall participate in the preparation of materials and presentations as the Underwriters shall deem necessary or desirable.

         (h) uBid shall pay all third party costs, fees and expenses relating to the IPO, all of the reimbursable expenses of the Underwriters pursuant to the Underwriting Agreement, all of the costs of producing, printing, mailing and otherwise distributing the Prospectus, as well as the Underwriters' discount as provided in the Underwriting Agreement.

     2.2. PROCEEDS OF THE IPO. The IPO will be a primary offering of uBid Common Stock and the net proceeds of the IPO will be retained by uBid.

     2.3. CONDITIONS PRECEDENT TO CONSUMMATION OF THE IPO. As soon as practicable after the date of this Agreement, the parties hereto shall use their reasonable best efforts to satisfy the following conditions to the consummation of the IPO. The obligations of the parties to consummate the IPO shall be conditioned on the satisfaction, or waiver by CCI, of the following conditions:

          (a) The IPO Registration Statement shall have been filed and declared effective by the Commission, and there shall be no stop order in effect with respect thereto.

          (b) The actions and filings with regard to state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) described in Section 2.1 shall have been taken and, where applicable, have become effective or been accepted.

          (c) The uBid Common Stock to be issued in the IPO shall have been accepted for listing on the NASDAQ Stock Market, on official notice of issuance.

          (d) uBid shall have entered into the Underwriting Agreement and all conditions to the obligations of uBid and the Underwriters shall have been satisfied or waived.

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

         (e) CCI shall be satisfied in its sole discretion that it will own at least 80.1% of the voting rights attached to the outstanding uBid Common Stock following the IPO, and all other conditions to permit the Distribution to qualify as a tax-free distribution to CCI's stockholders and CCI shall, to the extent applicable as of the time of the IPO, be satisfied and there shall be no event or condition that is likely to cause any of such conditions not to be satisfied as of the time of the Distribution or thereafter.

         (f) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the IPO or any of the other transactions contemplated by this Agreement or any Ancillary Agreement shall be in effect.

         (g) Such other actions as the parties hereto may, based upon the advice of counsel, reasonably request to be taken prior to the IPO in order to assure the successful completion of the IPO and the other transactions contemplated by this Agreement shall have been taken.

         (h) This Agreement shall not have been terminated.

                                  ARTICLE III
                               THE DISTRIBUTION

     3.1. THE DISTRIBUTION. (a) Subject to Section 3.3 hereof, on or prior to the Distribution Date, CCI will deliver to the Agent for the benefit of holders of record of CCI Common Stock on the Record Date, a single stock certificate, endorsed by CCI in blank, representing all of the outstanding shares of uBid Common Stock then owned by CCI, and shall cause the transfer agent for the shares of CCI Common Stock to instruct the Agent to distribute on the Distribution Date the appropriate number of such shares of uBid Common Stock to each such holder or designated transferee or transferees of such holder.

          (b) Subject to Section 3.4, each holder of CCI Common Stock on the Record Date (or such holder's designated transferee or transferees) will be entitled to receive in the Distribution a number of shares of uBid Common Stock equal to the number of shares of CCI Common Stock held by such holder on the Record Date multiplied by a fraction the numerator of which is the number of shares of uBid Common Stock beneficially owned by CCI, on the Record Date and the denominator of which is the number of shares of CCI Common Stock outstanding on the Record Date.

          (c) uBid and CCI, as the case may be, will provide to the Agent all share certificates and any information required in order to complete the Distribution on the basis specified above.

     3.2. ACTIONS PRIOR TO THE DISTRIBUTION. (a) CCI and uBid shall prepare and mail, prior to the Distribution Date, to the holders of CCI Common Stock, such information concerning uBid, its business, operations and management, the Distribution and such other matters as CCI shall reasonably determine and as may be required by law. CCI and uBid will prepare, and uBid will, to the extent required under applicable law, file with the Commission any such documentation and any requisite no action letters which CCI determines are necessary or desirable to effectuate the Distribution and CCI and uBid shall each use its reasonable best efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

         (b) CCI and uBid shall take all such action as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution.

         (c) CCI and uBid shall take all reasonable steps necessary and appropriate to cause the conditions set forth in Section 3.3 (subject to Sections 3.3(d)) to be satisfied and to effect the Distribution on the Distribution Date.

         (d) uBid shall prepare and file, and shall use its reasonable best efforts to have approved, an application for the listing on the NASDAQ Stock Market, subject to official notice of distribution of the uBid Common Stock to be distributed in the Distribution, and the shares of uBid Common Stock covered by uBid Options to be granted under Section 3.6 below.

     3.3. CONDITIONS TO DISTRIBUTION. The CCI Board currently intends to effect the Distribution at any time commencing 180 days after the Closing Date and ending on or prior to December 31, 1999. Subject to any restrictions contained in the Underwriting Agreement, the CCI Board shall have the sole discretion to determine the date of consummation of the Distribution at any time commencing 180 days after the Closing Date and ending on or prior to December 31, 1999. CCI shall be obligated to consummate the Distribution on or before December 31, 1999, subject to the satisfaction, or waiver by the CCI Board in its sole discretion, of the conditions set forth below. In the event that any such condition shall not have been satisfied or waived on or before December 31, 1999, CCI shall consummate the Distribution as promptly as practicable following the satisfaction or waiver by CCI of all such conditions.

         (a) an opinion letter from PricewaterhouseCoopers LLP (the "PWC Opinion") shall have been obtained in form and substance satisfactory to CCI in its sole discretion, and shall be confirmed at the Distribution Date, to the effect that, among other things, the Distribution will qualify as a tax-free distribution for federal income tax purposes under Section 355 of the Code and the Distribution by CCI of the uBid Common Stock to stockholders of CCI will not result in recognition of any income, gain or loss for federal income tax purposes to CCI or CCI's stockholders;

         (b) if CCI, in its sole discretion, decides to seek a private letter ruling from the Internal Revenue Service to the same effect as the PWC Opinion (the "Letter Ruling"), the Letter Ruling shall have been obtained in form and substance satisfactory to CCI, and shall continue in effect, consistent with the conclusions reached in the PWC Opinion.

         (c) any material Governmental Approvals and Consents necessary to consummate the Distribution shall have been obtained and be in full force and effect;

         (d) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the

Distribution shall be in effect and no other event outside the control of CCI shall have occurred or failed to occur that prevents the consummation of the Distribution; and

         (e) no other events or developments shall have occurred subsequent to the Closing Date that, in the sole judgment of the Board of Directors of CCI, would result in the Distribution having a material adverse effect on CCI or on the stockholders of CCI.

     The foregoing conditions are for the sole benefit of CCI and shall not give rise to or create any duty on the part of CCI or the CCI Board of Directors to waive or not waive any such condition.

     3.4. FRACTIONAL SHARES. As soon as practicable after the Distribution Date, CCI shall direct the Agent to determine the number of whole shares and fractional shares of uBid Common Stock allocable to each holder of record or beneficial owner of CCI Common Stock as of the Record Date, to aggregate all such fractional shares and sell the whole shares obtained thereby at the direction of CCI either to CCI, in open market transactions or otherwise, in each case at then prevailing trading prices, and to cause to be distributed to each such holder or for the benefit of each such beneficial owner to which a fractional share shall be allocable such holder's or owner's ratable share of the proceeds of such sale, after making appropriate deductions of the amount required to be withheld for federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale. CCI and the Agent shall use their reasonable best efforts to aggregate the shares of CCI Common Stock that may be held by any beneficial owner thereof through more than one account in determining the fractional share allocable to such beneficial owner.

     3.5. THE uBID BOARD OF DIRECTORS. CCI and uBid shall each take all actions which may be required to elect or otherwise appoint as directors of uBid, on or prior to the Distribution Date, such individuals as may be designated by uBid's Board of Directors (which designation shall be approved by the majority of uBid's directors who are at such time neither officers nor directors of CCI) as additional or substitute members of the Board of Directors of uBid on the Distribution Date.

     3.6. ADJUSTMENT OF CCI STOCK OPTIONS. As of the Distribution Date, each outstanding option to purchase CCI Common Stock (each a "CCI Option") shall be adjusted as set forth in this Section 3.6 ("Adjusted Option"). Each Adjusted Option shall be converted, as of the Distribution Date, into two options: an option (the "CCI Adjusted Option") to purchase the same number of shares of CCI Common Stock covered by the Adjusted Option and as to which the option has not been exercised as of the Distribution Date ("CCI Option Number") and an option (the "uBid Option") to purchase a number of shares of uBid Common Stock equal to the CCI Option Number times a fraction, the numerator of which is the total number of shares of uBid Common Stock distributed to CCI stockholders in the Distribution and the denominator of which is the total number of shares of CCI Common Stock outstanding on the record date for the Distribution (the "Distribution Ratio"). The exercise price for the CCI Option and the uBid Option shall, collectively, equal the exercise price of the applicable Adjusted Option immediately prior to the Distribution ("Original Exercise Price") and shall be allocated between the CCI Adjusted Option and the uBid Option based upon the respective average post-Distribution closing prices of CCI Common Stock and uBid Common Stock on the Nasdaq

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National Market for the 30 days following the ex-dividend date for the
Distribution ("Adjustment Period"). The exercise price for each CCI Adjusted Option shall equal the Original Exercise Price times the CCI Percentage (as defined below (rounded to the nearest cent) and the exercise price for each uBid Option granted with respect to a CCI Option shall equal the Original Exercise Price of such CCI Option times the uBid Percentage (as defined below) rounded to
                                                                     A
the nearest cent. For this purpose the CCI Percentage shall equal -------,
                                                                   A+B(C)
where "A" equals the average closing price of CCI Common Stock on the Nasdaq National Market for the Adjustment Period, "B" equals the average closing price of uBid Common Stock on the Nasdaq National Market for the Adjustment Period and "C" equals the Distribution Ratio. The uBid Percentage shall equal 100% minus the CCI Percentage.

          The uBid Options to be granted with respect to each Adjusted Option shall be issued under uBid's 1998 Stock Incentive Plan, and uBid shall take all corporate action and make all required filings under applicable state Blue Sky laws and the Securities Act to (i) issue the uBid Options required under this
Section 3.6 and (ii) to register or qualify the uBid Options and/or the underlying shares of uBid Common Stock so that the shares of uBid Common Stock acquired upon exercise of each uBid Option are freely tradable under the Securities Act (except for shares acquired by Affiliates of uBid) and each applicable state's Blue Sky laws.

                                  ARTICLE IV
            ANCILLARY AGREEMENTS, REGISTRATION RIGHTS AGREEMENTS AND
                  TAX INDEMNIFICATION AND ALLOCATION AGREEMENT

     4.1. ANCILLARY AGREEMENTS. Prior to the date hereof, CCI has provided to uBid the following services: administration (accounting, human resources, legal), warehousing and distribution, Internet/telecom, and joint marketing. uBid and CCI will enter into the Ancillary Agreements pursuant to which CCI will provide certain of such services to uBid on a transitional basis as described in the Ancillary Agreements. Effective as of the date hereof, each of CCI and uBid will execute and deliver all of the Ancillary Agreements, the Registration Rights Agreements and the Tax Indemnification and Allocation Agreement.

                                   ARTICLE V

                                INDEMNIFICATION

     5.1. RELEASE OF PRE-CLOSING CLAIMS. (a) Except as provided in Section 5.1(c), effective as of the Closing Date, uBid does hereby, for itself, its respective Affiliates (other than any member of the CCI Group), successors and assigns, and all Persons who at any time prior to the Closing Date have been stockholders, directors, officers, agents or employees of any member of the uBid Group (in each case, in their respective capacities as such), remise, release and forever discharge each of CCI, its respective Affiliates (other than any member of the uBid Group), successors and assigns, and all Persons who at any time prior to the Closing Date have been stockholders, directors, officers, agents or employees of CCI (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Closing Date, including in connection with the transactions and all other activities to implement the IPO or the Distribution, between uBid and CCI (including any contractual arrangements or arrangements existing or alleged to exist between them on or before the Closing Date).

         (b) Except as provided in Section 5.1(c), effective as of the Closing Date, CCI does hereby, for itself and its Affiliates (other than any member of the uBid Group), successors and assigns, and all Persons who at any time prior to the Closing Date have been stockholders, directors, officers, agents or employees of any member of the CCI Group (in each case, in their respective capacities as such), remise, release and forever discharge uBid, the respective members of the uBid Group, their respective Affiliates (other than any member of the CCI Group), successors and assigns, and all Persons who at any time prior to the Closing Date have been stockholders, directors, officers, agents or employees of any member of the uBid Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Closing Date, including in connection with the transactions and all other activities to implement the IPO or the Distribution, between uBid and CCI (including any contractual arrangements or arrangements existing or alleged to exist between them on or before the Closing Date).

         (c) Nothing contained in Section 5.1(a) or (b) shall impair any right of any Person to enforce this Agreement, any Ancillary Agreement, the Registration Rights Agreements or the Tax Indemnification and Allocation Agreement. Nothing contained in Section 5.1(a) or (b) shall release any Person from:

             (i) any Liability, contingent or otherwise, assumed, transferred, assigned or allocated to the Group of which such Person is a member in accordance with, or any other Liability of any member of any Group under, this Agreement or any Ancillary Agreement;

             (ii) any Liability for the sale, lease, construction or receipt of goods, property or services purchased, obtained or used in the ordinary course of business by a member of one Group from a member of any other Group prior to the Closing Date;

             (iii) any Liability for unpaid amounts for products or services or refunds owing on products or services due on a value-received basis for work done by a member of one Group at the request or on behalf of a member of another Group;

             (iv) any Liability that the parties may have with respect to indemnification or contribution pursuant to this Agreement for claims brought against the parties by third Persons, which Liability shall be governed by the provisions of this Article V and Article VI and, if applicable, the appropriate provisions of the Ancillary Agreements; or

             (v) in the case of uBid, outstanding unpaid amounts as of the Closing Date advanced to uBid for working capital and fixed asset purchases, which amounts will be repaid in full not later than 18 months following the Closing Date, with interest thereon payable monthly.

             (vi) any Liability the release of which would result in the release of any Person other than a Person released pursuant to this
         Section 5.1; provided that the parties agree not to bring suit or permit any of their Subsidiaries to bring suit against any Person with respect to any Liability to the extent that such Person would be released with respect to such Liability by this Section 5.1 but for the provisions of this clause (vi).

         (d) uBid shall not make, and shall not permit any member of the uBid Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against CCI or any member of the CCI Group or any other Person released pursuant to
Section 5.1(a), with respect to any Liabilities released pursuant to Section 5.1(a). CCI shall not, and shall not permit any member of the CCI Group, to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against uBid or any member of the uBid Group, or any other Person released pursuant to Section 5.1(b), with respect to any Liabilities released pursuant to Section 5.1(b).

        (e) It is the intent of each of CCI and uBid by virtue of the provisions of this Section 5.1 to provide for a full and complete release and discharge of all Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Closing Date, between or among uBid or any member of the uBid Group, on the one hand, and CCI or any member of the CCI Group, on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among any such members on or before the Closing Date), except as expressly set forth in
Section 5.1(c). At any time, at the request of any other party, each party shall cause each member of its respective Group to execute and deliver releases reflecting the provisions hereof.

     5.2. INDEMNIFICATION BY uBID. Except as provided in Section 5.4, uBid shall indemnify, defend and hold harmless CCI, each member of the CCI Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "CCI Indemnitees"), from and against any and all Liabilities of the CCI Indemnitees relating to, arising out of or resulting from any of the following items (without duplication):

          (a) the failure of uBid or any other member of the uBid Group or any other Person to pay, perform or otherwise promptly discharge any liabilities of uBid in accordance with their respective terms, whether prior to or after the Closing Date or the date hereof;

          (b) any breach by uBid or any member of the uBid Group of this Agreement, any of the Ancillary Agreements, the Registration Rights Agreements or the Tax Indemnification and Allocation Agreement

          (c) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in any IPO Registration Statement or Prospectus.

     5.3. INDEMNIFICATION BY CCI. (a) Except as otherwise provided in Section 5.4, CCI shall indemnify, defend and hold harmless uBid, each member of the uBid Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "uBid Indemnitees"), from and against any and all Liabilities of the uBid Indemnitees relating to, arising out of or resulting from any of the following items (without duplication):

             (i) the failure of CCI or any other member of the CCI Group or any other Person to pay, perform or otherwise promptly discharge any Liabilities of the CCI Group, whether prior to or after the Closing Date or the date hereof; and

             (ii) any breach by CCI or any member of the CCI Group of this Agreement, any of the Ancillary Agreements or the Registration Rights Agreements.

     5.4. INDEMNIFICATION OBLIGATIONS NET OF INSURANCE PROCEEDS AND OTHER AMOUNTS. (a) The parties intend that any Liability subject to indemnification or reimbursement pursuant to this Article V or Article VI will be net of Insurance Proceeds that actually reduce the amount of the Liability. Accordingly, the amount which any party (an "Indemnifying Party") is required to pay to any Person entitled to indemnification hereunder (an "Indemnitee") will be reduced by any Insurance Proceeds theretofore actually recovered by or on behalf of the Indemnitee in reduction of the related Liability. If an Indemnitee receives a payment (an "Indemnity Payment") required by this Agreement from an Indemnifying Party in respect of any Liability and subsequently receives Insurance Proceeds, then the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds had been received, realized or recovered before the Indemnity Payment was made.

         (b) An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "windfall" (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof. Nothing contained in this Agreement, any Ancillary Agreement or the Registration Rights Agreements shall obligate any member of any Group to seek to collect or recover any Insurance Proceeds.

     5.5. PROCEDURES FOR INDEMNIFICATION OF THIRD PARTY CLAIMS. (a) If an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a member of the CCI Group or the uBid Group of any claim or of the commencement by any such Person of any Action (collectively, a "Third Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnitee pursuant to Section 5.2 or 5.3, or any other Section of this Agreement, any Ancillary

Agreement or the Registration Rights Agreements, such Indemnitee shall give such Indemnifying Party written notice thereof within 20 days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the failure of any Indemnitee or other Person to give notice as provided in this Section 5.5(a) shall not relieve the related Indemnifying Party of its obligations under this Article V, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice.

        (b) An Indemnifying Party may elect to defend (and, unless the Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise), at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within 30 days after the receipt of notice from an Indemnitee in accordance with Section 5.5(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnitee except as set forth in the next sentence. In the event that the Indemnifying Party has elected to assume the defense of the Third Party Claim but has specified, and continues to assert, any reservations or exceptions in such notice, then, in any such case, the reasonable fees and expenses of one separate counsel for all Indemnitees shall be borne by the Indemnifying Party.

        (c) If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in Section 5.5(d), such Indemnitee may defend such Third Party Claim at the cost and expense of the Indemnifying Party.

        (d) Unless the Indemnifying Party has failed to assume the defense of the Third Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third Party Claim without the consent of the Indemnifying Party.

        (e) No Indemnifying Party shall consent to entry of any judgment or enter into any settlement of the Third Party Claim without the consent of the Indemnitee if the effect thereof is to permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly, against any Indemnitee.

        (f) The provisions of Section 5.5 and Section 5.6 shall not apply to Taxes (which are covered by the Tax Indemnification and Allocation Agreement).

     5.6. ADDITIONAL MATTERS. (a) Any claim on account of a Liability which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying Party. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such

30-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party as contemplated by this Agreement, the Ancillary Agreements and the Registration Rights Agreements.

         (b) In the event of payment by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense (including allocated costs of in-house counsel and other personnel) of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

         (c) In the event of an Action in which the Indemnifying Party is not a named defendant, if the Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant if at all practicable. If such substitution or addition cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in this Section and the Indemnifying Party shall fully indemnify the named defendant against all costs of defending the Action (including court costs, sanctions imposed by a court, attorneys' fees, experts' fees and all other external expenses), the costs of any judgment or settlement, and the cost of any interest or penalties relating to any judgment or settlement.

     5.7. REMEDIES CUMULATIVE. The remedies provided in this Article V shall be cumulative and, subject to the provisions of Article VIII, shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

     5.8. SURVIVAL OF INDEMNITIES. The rights and obligations of each of CCI and uBid and their respective Indemnitees under this Article V shall survive the sale or other transfer by any party of any Assets or businesses or the assignment by it of any Liabilities.

                                  ARTICLE VI
                  INTERIM OPERATIONS AND CERTAIN OTHER MATTERS

     6.1. INSURANCE MATTERS. (a) uBid agrees that it will pay to CCI $8,614.00 per month (prorated on a daily basis for any partial month) in respect of the period from the date hereof until the Distribution Date, such amount to be payable in arrears by the 10th day of the next succeeding month, in respect of Insurance Policies under which uBid will continue to have coverage following the date hereof. CCI and uBid agree to cooperate in good faith to provide for an orderly transition of insurance coverage from the date hereof through the Distribution Date and for the treatment of any Insurance Policies that will remain in effect following the Closing Date on a mutually agreeable basis. In no event shall CCI, any other member of the CCI Group or any CCI Indemnitee have liability or obligation whatsoever to any member of the uBid Group in the event that any Insurance Policy or other contract or policy of insurance shall be terminated or otherwise cease to be in effect for any reason, shall be unavailable or inadequate to cover any

Liability of any member of the uBid Group for any reason whatsoever or shall not be renewed or extended beyond the current expiration date.

         (b) (i) Except as otherwise provided in any Ancillary Agreement, the parties intend by this Agreement that uBid and each other member of the uBid Group be successors-in-interest to all rights that any member of the uBid Group may have as of the Closing Date as a subsidiary, affiliate, division or department of CCI prior to the Closing Date under any policy of insurance issued to CCI by any insurance carrier unaffiliated with CCI or under any agreements related to such policies executed and delivered prior to the Closing Date, including any rights such member of the uBid Group may have, as an insured or additional named insured, subsidiary, affiliate, division or department, to avail itself of any such policy of insurance or any such agreements related to such policies as in effect prior to the Closing Date. At the request of uBid, CCI shall take all reasonable steps, including the execution and delivery of any instruments, to effect the foregoing; provided however that CCI shall not be required to pay any amounts, waive any rights or incur any Liabilities in connection therewith.

              (ii) Except as otherwise contemplated by any Ancillary Agreement, after the Closing Date, none of CCI or uBid or any member of their respective Groups shall, without the consent of the other, provide any such insurance carrier with a release, or amend, modify or waive any rights under any such policy or agreement, if such release, amendment, modification or waiver would adversely affect any rights or potential rights of any member of the other Group thereunder; provided however that the foregoing shall not (A) preclude any member of any Group from presenting any claim or from exhausting any policy limit, (B) require any member of any Group to pay any premium or other amount or to incur any Liability, or (C) require any member of any Group to renew, extend or continue any policy in force. Each of uBid and CCI will share such information as is reasonably necessary in order to permit the other to manage and conduct its insurance matters in an orderly fashion.

         (c) This Agreement shall not be considered as an attempted assignment of any policy of insurance or as a contract of insurance and shall not be construed to waive any right or remedy of any member of the CCI Group in respect of any Insurance Policy or any other contract or policy of insurance.

         (d) uBid does hereby, for itself and each other member of the uBid Group, agree that no member of the CCI Group or any CCI Indemnitee shall have any Liability whatsoever as a result of the insurance policies and practices of CCI and its Affiliates as in effect at any time prior to the Closing Date, including as a result of the level or scope of any such insurance, the creditworthiness of any insurance carrier, the terms and conditions of any policy, the adequacy or timeliness of any notice to any insurance carrier with respect to any claim or potential claim or otherwise.

         (e) Nothing in this Agreement shall be deemed to restrict any member of the uBid Group from acquiring at its own expense any other insurance policy in respect of any Liabilities or covering any period.

     6.2. CERTAIN BUSINESS MATTERS. (a) Except as may be expressly set forth in
Section 6.3 below or in any Ancillary Agreement, no member of any Group shall have any duty to refrain from (i) engaging in the same or similar activities or lines of business as any member of any other Group, (ii) doing business with any potential or actual supplier or customer of any member of any other Group, or
(iii) engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual suppliers or customers of any member of any other Group.

         (b) Each of CCI and uBid is aware that from time to time certain business opportunities may arise which more than one Group may be financially able to undertake, and which are, from their nature, in the line of more than one Group's business and are of practical advantage to more than one Group. In connection therewith, the parties agree that if, following the Closing Date and prior to (but not following) the Distribution Date, any of CCI or uBid acquires knowledge of an opportunity that meets the foregoing standard with respect to more than one Group, none of CCI or uBid shall have any duty to communicate or offer such opportunity to any of the others and may pursue or acquire such opportunity for itself, or direct such opportunity to any other Person.

     6.3. NON-COMPETITION.

          (a) CCI acknowledges that as the Parent of uBid it has become privy to certain confidential information and trade secrets of uBid and further acknowledges that it will derive substantial benefits from the consummation of the transactions contemplated by this Agreement and that purchasers of Common Stock of uBid in the IPO will be making substantial investments in reliance upon the agreement contained in this Section 6.3 that the knowledge and expertise developed by uBid and available to CCI will be preserved and will not be used in competition with uBid. CCI hereby agrees that it is reasonable and necessary for the protection of uBid that it agree, and accordingly CCI hereby does agree that, for a period of nine months from the Distribution Date (the "Noncompetition Period"), CCI will not directly or indirectly engage in the Internet online auction business in substantially the same manner and format as conducted by uBid on the date hereof (the "uBid Business") or become a stockholder, partner or owner of any other person, corporation, firm or business that is engaged in the uBid Business.

          (b) The invalidity or non-enforceability of this Section 6.3 in any respect shall not affect the validity or enforceability of this Section 6.3 in any other respect or of any other provisions of this Agreement. In the event that any provision of this Section 6.3 shall be held invalid or unenforceable by a court of competent jurisdiction by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to the scope or duration of such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and, to the fullest extent permitted by law, this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drafted so as not to be invalid or unenforceable.

          (c) CCI acknowledges that the Company would suffer irreparable harm if CCI were to breach the provisions of this Section 6.3 and that the Company's remedy at law for any such breach is and will be insufficient and inadequate and that the Company shall be entitled to equitable relief, including by way of temporary and permanent injunction, in addition to any remedies the Company may have at law.

     6.4. LATE PAYMENTS. Except as expressly provided to the contrary in this Agreement or in any Ancillary Agreement, any amount not paid when due pursuant to this Agreement or any Ancillary Agreement, the Registration Rights Agreements or the Tax Indemnification and Allocation Agreement (and any amounts billed or otherwise invoiced or demanded and properly payable that are not paid within 30 days of such bill, invoice or other demand) shall accrue interest at a rate per annum equal to the Prime Rate plus 2%.


                                  ARTICLE VII
                   EXCHANGE OF INFORMATION; CONFIDENTIALITY

     7.1. AGREEMENT FOR EXCHANGE OF INFORMATION; ARCHIVES. (a) Each of CCI and uBid, on behalf of its respective Group, agrees to provide, or cause to be provided, to the other Group, at any time before or after the Distribution Date, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such Group which the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities or tax laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative, tax or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation, tax or other similar requirements, or (iii) to comply with its obligations under this Agreement or any Ancillary Agreement; provided, however, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

           (b) After the Closing Date, uBid shall have access during regular business hours (as in effect from time to time) to the documents and objects of historic significance that relate to the business of uBid that are located in the CCI Records. uBid may obtain copies (but not originals) of documents for bona fide business purposes and may obtain objects for exhibition purposes for commercially reasonable periods of time if required for bona fide business purposes, provided that uBid shall cause any such objects to be returned promptly in the same condition in which they were delivered to uBid and uBid shall comply with any rules, procedures or other requirements, and shall be subject to any restrictions (including prohibitions on removal of specified objects), that are then applicable to CCI. Nothing herein shall be deemed to restrict the access of any member of the CCI Group to any such documents or objects or to impose any liability on any member of the CCI Group if any such documents or objects are not maintained or preserved by CCI.

           (c) After the date hereof, (i) uBid shall maintain in effect at its own cost and expense adequate systems and controls to the extent necessary to enable the members of the CCI Group to satisfy their respective reporting, accounting, audit and other obligations, and (ii) uBid shall provide, or cause to be provided, to CCI in such form as CCI shall request, at no charge to CCI, all financial and other data and information as CCI determines necessary or advisable in order to prepare CCI financial statements and reports or filings with any Governmental Authority.

     7.2. OWNERSHIP OF INFORMATION. Any Information owned by one Group that is provided to a requesting party pursuant to Section 7.1 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

     7.3. COMPENSATION FOR PROVIDING INFORMATION. The party requesting such Information agrees to reimburse the other party for the reasonable costs, if any, of creating, gathering and copying such Information, to the extent that such costs are incurred for the benefit of the requesting party. Except as may be otherwise specifically provided elsewhere in this Agreement or in any other agreement between the parties, such costs shall be computed in accordance with the providing party's standard methodology and procedures.

     7.4. RECORD RETENTION. To facilitate the possible exchange of Information pursuant to this Article VII and other provisions of this Agreement after the Distribution Date, the parties agree to use their reasonable best efforts to retain all Information in their respective possession or control on the Distribution Date in accordance with the policies of CCI as in effect on the Closing Date. No party will destroy, or permit any of its Subsidiaries to destroy, any Information which the other party may have the right to obtain pursuant to this Agreement prior to the third anniversary of the date hereof without first using its reasonable best efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession of such information prior to such destruction; provided, however, that in the case of any Information relating to Taxes or to Environmental Liabilities, such period shall be extended to the expiration of the applicable statute of limitations (giving effect to any extensions thereof).

     7.5. LIMITATION OF LIABILITY. No party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this Agreement which is an estimate or forecast, or which is based on an estimate or forecast, is found to be inaccurate, in the absence of willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed after reasonable best efforts by such party to comply with the provisions of Section 7.4.

     7.6. OTHER AGREEMENTS PROVIDING FOR EXCHANGE OF INFORMATION. The rights and obligations granted under this Article VI are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in any Ancillary Agreement.

     7.7. PRODUCTION OF WITNESSES; RECORDS; COOPERATION. (a) After the Closing Date, except in the case of an adversarial Action by one party against another party, each party hereto shall use its reasonable best efforts to make available to each other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Action in which the requesting party may from time to time be involved, regardless of whether such Action is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all costs and expenses in connection therewith.

           (b) If an Indemnifying Party chooses to defend or to seek to compromise or settle any Third Party Claim, the other parties shall make available to such Indemnifying Party or such other party, as the case may be, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with such defense, settlement or compromise, or such prosecution, evaluation or pursuit, as the case may be, and shall otherwise cooperate in such defense, settlement or compromise, or such prosecution, evaluation or pursuit, as the case may be.

           (c) Without limiting the foregoing, the parties shall cooperate and consult to the extent reasonably necessary with respect to any Actions.

           (d) Without limiting any provision of this Section, each of the parties agrees to cooperate, and to cause each member of its respective Group to cooperate, with each other in the defense of any infringement or similar claim with respect to any intellectual property and shall not claim to acknowledge, or permit any member of its respective Group to claim to acknowledge, the validity or infringing use of any intellectual property of a third Person in a manner that would hamper or undermine the defense of such infringement or similar claim.

           (e) The obligation of the parties to provide witnesses pursuant to this Section 7.7 is intended to be interpreted in a manner so as to facilitate cooperation and shall include the obligation to provide as witnesses inventors and other officers without regard to whether the witness or the employer of the witness could assert a possible business conflict (subject to the exception set forth in the first sentence of Section 7.7(a)).

           (f) In connection with any matter contemplated by this Section 7.7, the parties will enter into a mutually acceptable joint defense agreement so as to maintain to the extent practicable any applicable attorney-client privilege or work product immunity of any member of any Group.

     7.8. CONFIDENTIALITY. (a) Subject to Section 7.9, each of CCI and uBid, on behalf of itself and each member of its respective Group, agrees to hold, and to cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives to hold, in strict confidence, with at least the same degree of care that applies to CCI's confidential and proprietary information pursuant to policies in effect as of the Closing Date, all Information concerning each such other Group that is either in its possession (including Information in its possession prior to any of the date hereof, the Closing Date or the Distribution Date) or furnished by any such other Group or its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement, any Ancillary Agreement, the Registration Rights Agreements, the Tax Indemnification and Allocation Agreement or otherwise, and shall not use any such Information other than for such purposes as shall be expressly permitted hereunder or thereunder, except, in each case, to the extent that such Information has been
(i) in the public domain through no fault of such party or any member of such Group or any of their respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives, (ii) later lawfully acquired from other sources by such party (or any member of such party's Group) which sources are not themselves bound by a confidentiality obligation), or
(iii) independently generated without reference to any proprietary or confidential Information of the other party.

           (b) Each party agrees not to release or disclose, or permit to be released or disclosed, any such Information to any other Person, except its directors, officers, employees, agents, accountants, counsel and other advisors and representatives who need to know such Information (who shall be advised of their obligations hereunder with respect to such Information), except in compliance with Section 7.9. Without limiting the foregoing, when any Information is no longer needed for the purposes contemplated by this Agreement, any Ancillary Agreement, the Registration Rights Agreements or the Tax Indemnification and Allocation Agreement, each party will promptly after request of the other party either return to the other party all Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other party that it has destroyed such Information (and such copies thereof and such notes, extracts or summaries based thereon).

     7.9. PROTECTIVE ARRANGEMENTS. In the event that any party or any member of its Group either determines on the advice of its counsel that it is required to disclose any Information pursuant to applicable law or receives any demand under lawful process or from any Governmental Authority to disclose or provide Information of any other party (or any member of any other party's Group) that is subject to the confidentiality provisions hereof, such party shall notify the other party prior to disclosing or providing such Information and shall cooperate at the expense of the requesting party in seeking any reasonable protective arrangements requested by such other party. Subject to the foregoing, the Person that received such request may thereafter disclose or provide Information to the extent required by such law (as so advised by counsel) or by lawful process or such Governmental Authority.

                                 ARTICLE VIII
                        ARBITRATION; DISPUTE RESOLUTION

     8.1. AGREEMENT TO ARBITRATE. Except as otherwise specifically provided in any Ancillary Agreement, the procedures for discussion, negotiation and arbitration set forth in this Article VIII shall apply to all disputes, controversies or claims (whether sounding in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with this Agreement or any Ancillary Agreement, or the transactions contemplated hereby or thereby (including all actions taken in furtherance of the transactions contemplated hereby or thereby on or prior to the date hereof), or the commercial or economic relationship of the parties relating hereto or thereto, between or among any member of the CCI Group and the uBid Group. Each party agrees on behalf of itself and each member of its respective Group that the procedures set forth in this Article IX shall be the sole and exclusive remedy in connection with any dispute, controversy or claim relating to any of the foregoing matters and irrevocably waives any right to commence any Action in or before any Governmental Authority, except as expressly provided in

Sections 8.7(b) and 8.8 and except to the extent provided under the Arbitration Act in the case of judicial review of arbitration results or awards. Each party on behalf of itself and each member of its respective Group irrevocably waives any right to any trial by jury with respect to any claim, controversy or dispute set forth in the first sentence of this Section 8.1.

     8.2. ESCALATION. (a) It is the intent of the parties to use their respective reasonable best efforts to resolve expeditiously any dispute, controversy or claim between or among them with respect to the matters covered hereby that may arise from time to time on a mutually acceptable negotiated basis. In furtherance of the foregoing, any party involved in a dispute, controversy or claim shall deliver a notice (an "Escalation Notice") demanding an in person meeting involving representatives of the parties at a senior level of management of the parties (or if the parties agree, of the appropriate strategic business unit or division within such entity). A copy of any such Escalation Notice shall be given to the Chief Financial Officer, or like officer or official, of each party involved in the dispute, controversy or claim (which copy shall state that it is an Escalation Notice pursuant to this Agreement). Any agenda, location or procedure for such discussions or negotiations between the parties may be established by the parties from time to time; provided, however, that the parties shall use their reasonable best efforts to meet within 30 days of the Escalation Notice.

           (b) The parties may, by mutual consent, retain a mediator to aid the parties in their discussions and negotiations by informally providing advice to the parties. Any opinion expressed by the mediator shall be strictly advisory and shall not be binding on the parties, nor shall any opinion expressed by the mediator be admissible in any arbitration proceedings. The mediator may be chosen from a list of mediators previously selected by the parties or by other agreement of the parties. Costs of the mediation shall be borne equally by the parties involved in the matter, except that each party shall be responsible for its own expenses. Mediation is not a prerequisite to a demand for arbitration under Section 8.3.

     8.3.  DEMAND FOR ARBITRATION. (a) At any time after the first to occur of
(i) the date of the meeting actually held pursuant to the applicable Escalation Notice or (ii) 45 days after the delivery of an Escalation Notice (as applicable, the "Arbitration Demand Date"), any party involved in the dispute, controversy or claim (regardless of whether such party delivered the Escalation Notice) may, unless the Applicable Deadline has occurred, make a written demand (the "Arbitration Demand Notice") that the dispute be resolved by binding arbitration, which Arbitration Demand Notice shall be given to the parties to the dispute, controversy or claim in the manner set forth in Section 11.5. In the event that any party shall deliver an Arbitration Demand Notice to another party, such other party may itself deliver an Arbitration Demand Notice to such first party with respect to any related dispute, controversy or claim with respect to which the Applicable Deadline has not passed without the requirement of delivering an Escalation Notice. No party may assert that the failure to resolve any matter during any discussions or negotiations, the course of conduct during the discussions or negotiations or the failure to agree on a mutually acceptable time, agenda, location or procedures for the meeting, in each case, as contemplated by Section 8.2, is a prerequisite to a demand for arbitration under Section 8.3.

           (b) Except as may be expressly provided in any Ancillary Agreement, any Arbitration Demand Notice may be given until one year and 45 days after the later of the occurrence of the act or event giving rise to the underlying claim or the date on which such act or event was, or should have been, in the exercise of reasonable due diligence, discovered by the party asserting the claim (as applicable and as it may in a particular case be specifically extended by the parties in writing, the "Applicable Deadline"). Any discussions, negotiations or mediations between the parties pursuant to this Agreement or otherwise will not toll the Applicable Deadline unless expressly agreed in writing by the parties. Each of the parties agrees on behalf of itself and each member of its Group that if an Arbitration Demand Notice with respect to a dispute, controversy or claim is not given prior to the expiration of the Applicable Deadline, as between or among the parties and the members of their Groups, such dispute, controversy or claim will be barred. Subject to Sections 8.7(d) and 8.8, upon delivery of an Arbitration Demand Notice pursuant to Section 8.3(a) prior to the Applicable Deadline, the dispute, controversy or claim shall be decided by a sole arbitrator in accordance with the rules set forth in this Article VIII.

     8.4. ARBITRATORS. (a) Within 15 days after a valid Arbitration Demand Notice is given, the parties involved in the dispute, controversy or claim referenced therein shall attempt to select a sole arbitrator satisfactory to all such parties.

           (b) In the event that such parties are not able jointly to select a sole arbitrator within such 15-day period, such parties shall each appoint an arbitrator within 30 days after delivery of the Arbitration Demand Notice. If one party appoints an arbitrator within such time period and the other party or parties fail to appoint an arbitrator within such time period, the arbitrator appointed by the one party shall be the sole arbitrator of the matter.

           (c) In the event that a sole arbitrator is not selected pursuant to paragraph (a) or (b) above and, instead, two or three arbitrators are selected pursuant to paragraph (b) above, the two or three arbitrators will, within 30 days after the appointment of the later of them to be appointed, select an additional arbitrator who shall act as the sole arbitrator of the dispute. After selection of such sole arbitrator, the initial arbitrators shall have no further role with respect to the dispute. In the event that the arbitrators so appointed do not, within 30 days after the appointment of the later of them to be appointed, agree on the selection of the sole arbitrator, any party involved in such dispute may apply to CPR, New York, New York to select the sole arbitrator, which selection shall be made by such organization within 30 days after such application. Any arbitrator selected pursuant to this paragraph (c) shall be disinterested with respect to any of the parties and the matter and shall be reasonably competent in the applicable subject matter.

           (d)  The sole arbitrator selected pursuant to paragraph (a), (b) or
(c) above will set a time for the hearing of the matter which will commence no later than 90 days after the date of appointment of the sole arbitrator pursuant to paragraph (a), (b) or (c) above and which hearing will be no longer than 30 days (unless in the judgment of the arbitrator the matter is unusually complex and sophisticated and thereby requires a longer time, in which event such hearing shall be no longer than 90 days). The final decision of such arbitrator will be rendered in writing to the parties not later than 60 days after the last hearing date, unless otherwise agreed by the parties in writing.

           (e) The place of any arbitration hereunder will be Los Angeles, California, unless otherwise agreed by the parties.

     8.5. HEARINGS. Within the time period specified in Section 8.4(d), the matter shall be presented to the arbitrator at a hearing by means of written submissions of memoranda and verified witness statements, filed simultaneously, and responses, if necessary in the judgment of the arbitrator or both the parties. If the arbitrator deems it to be essential to a fair resolution of the dispute, live cross-examination or direct examination may be permitted, but is not generally contemplated to be necessary. The arbitrator shall actively manage the arbitration with a view to achieving a just, speedy and cost-effective resolution of the dispute, claim or controversy. The arbitrator may, in his or her discretion, set time and other limits on the presentation of each party's case, its memoranda or other submissions, and refuse to receive any proffered evidence, which the arbitrator, in his or her discretion, finds to be cumulative, unnecessary, irrelevant or of low probative nature. Except as otherwise set forth herein, any arbitration hereunder will be conducted in accordance with the CPR Rules for Non-Administered Arbitration of Business Disputes then prevailing (except that the arbitration will not be conducted under the auspices of the CPR and the fee schedule of the CPR will not apply). Except as expressly set forth in Section 8.8(b), the decision of the arbitrator will be final and binding on the parties, and judgment thereon may be had and will be enforceable in any court having jurisdiction over the parties. Arbitration awards will bear interest at an annual rate of the Prime Rate plus 2% per annum. To the extent that the provisions of this Agreement and the prevailing rules of the CPR conflict, the provisions of this Agreement shall govern.

     8.6. DISCOVERY AND CERTAIN OTHER MATTERS. (a) Any party involved in the applicable dispute may request limited document production from the other party or parties of specific and expressly relevant documents, with the reasonable expenses of the producing party incurred in such production paid by the requesting party. Any such discovery (which rights to documents shall be substantially less than document discovery rights prevailing under the Federal Rules of Civil Procedure) shall be conducted expeditiously and shall not cause the hearing provided for in Section 8.5 to be adjourned except upon consent of all parties involved in the applicable dispute or upon an extraordinary showing of cause demonstrating that such adjournment is necessary to permit discovery essential to a party to the proceeding. Depositions, interrogatories or other forms of discovery (other than the document production set forth above) shall not occur except by consent of the parties involved in the applicable dispute. Disputes concerning the scope of document production and enforcement of the document production requests will be determined by written agreement of the parties involved in the applicable dispute or, failing such agreement, will be referred to the arbitrator for resolution. All discovery requests will be subject to the proprietary rights and rights of privilege of the parties, and the arbitrator will adopt procedures to protect such rights and to maintain the confidential treatment of the arbitration proceedings (except as may be required by law). Subject to the foregoing, the arbitrator shall have the power to issue subpoenas to compel the production of documents relevant to the dispute, controversy or claim.

           (b) The arbitrator shall have full power and authority to determine issues of arbitrability but shall otherwise be limited to interpreting or construing the applicable provisions of this Agreement or any Ancillary Agreement, and will have no authority or power to limit, expand, alter, amend, modify, revoke or suspend any condition or provision of this Agreement or any Ancillary Agreement; it being understood, however, that the arbitrator will have full authority to implement the provisions of this Agreement or any Ancillary Agreement, and to fashion appropriate remedies for breaches of this Agreement (including interim or permanent injunctive relief); provided that the arbitrator shall not have (i) any authority in excess of the authority a court having jurisdiction over the parties and the controversy or dispute would have absent these arbitration provisions or (ii) any right or power to award punitive or treble damages. It is the intention of the parties that in rendering a decision the arbitrator give effect to the applicable provisions of this Agreement and the Ancillary Agreements and follow applicable law (it being understood and agreed that this sentence shall not give rise to a right of judicial review of the arbitrator's award).

           (c) If a party fails or refuses to appear at and participate in an arbitration hearing after due notice, the arbitrator may hear and determine the controversy upon evidence produced by the appearing party.

           (d) Arbitration costs will be borne equally by each party involved in the matter, except that each party will be responsible for its own attorney's fees and other costs and expenses, including the costs of witnesses selected by such party.

     8.7. CERTAIN ADDITIONAL MATTERS. (a) Any arbitration award shall be a bare award limited to a holding for or against a party and shall be without findings as to facts, issues or conclusions of law (including with respect to any matters relating to the validity or infringement of patents or patent applications) and shall be without a statement of the reasoning on which the award rests, but must be in adequate form so that a judgment of a court may be entered thereupon. Judgment upon any arbitration award hereunder may be entered in any court having jurisdiction thereof.

           (b) Prior to the time at which an arbitrator is appointed pursuant to Section 8.4, any party may seek one or more temporary restraining orders in a court of competent jurisdiction if necessary in order to preserve and protect the status quo. Neither the request for, or grant or denial of, any such temporary restraining order shall be deemed a waiver of the obligation to arbitrate as set forth herein and the arbitrator may dissolve, continue or modify any such order. Any such temporary restraining order shall remain in effect until the first to occur of the expiration of the order in accordance with its terms or the dissolution thereof by the arbitrator.

           (c) Except as required by law, the parties shall hold, and shall cause their respective officers, directors, employees, agents and other representatives to hold, the existence, content and result of mediation or arbitration in confidence in accordance with the provisions of Article VIII and except as may be required in order to enforce any award. Each of the parties shall request that any mediator or arbitrator comply with such confidentiality requirement.

           (d) In the event that at any time the sole arbitrator shall fail to serve as an arbitrator for any reason, the parties shall select a new arbitrator who shall be disinterested as to the parties and the matter in accordance with the procedures set forth herein for the selection of the initial arbitrator. The extent, if any, to which testimony previously given shall be repeated or as to which the replacement arbitrator elects to rely on the stenographic record (if there is one) of such testimony shall be determined by the replacement arbitrator.

     8.8. LIMITED COURT ACTIONS. (a) Notwithstanding anything herein to the contrary, in the event that any party reasonably determines the amount in controversy in any dispute, controversy or claim (or any series of related disputes, controversies or claims) under this Agreement or any Ancillary Agreement is, or is reasonably likely to be, in excess of $5 million and if such party desires to commence an Action in lieu of complying with the arbitration provisions of this Article, such party shall so state in its Arbitration Demand Notice. If the other parties to the arbitration do not agree that the amount in controversy in such dispute, controversy or claim (or such series of related disputes, controversies or claims) is, or is reasonably likely to be, in excess of $5 million, the arbitrator selected pursuant to Section 8.4 hereof shall decide whether the amount in controversy in such dispute, controversy or claim (or such series of related disputes, controversies or claims) is, or is reasonably likely to be, in excess of $5 million. The arbitrator shall set a date that is no later than ten days after the date of his or her appointment for submissions by the parties with respect to such issue. There shall not be any discovery in connection with such issue. The arbitrator shall render his or her decision on such issue within five days of such date so set by the arbitrator. In the event that the arbitrator determines that the amount in controversy in such dispute, controversy or claim (or such series of related disputes, controversies or claims) is or is reasonably likely to be in excess of $5 million, the provisions of Sections 8.4(d) and (e), 8.5, 8.6, 8.7 and 8.10 hereof shall not apply and on or before (but, except as expressly set forth in Section 8.8(b), not after) the tenth business day after the date of such decision, any party to the arbitration may elect, in lieu of arbitration, to commence an Action with respect to such dispute, controversy or claim (or such series of related disputes, controversies or claims) in any court of competent jurisdiction. If the arbitrator does not so determine, the provisions of this Article (including with respect to time periods) shall apply as if no determinations were sought or made pursuant to this Section 8.8(a).

           (b) In the event that an arbitration award in excess of $5 million is issued in any arbitration proceeding commenced hereunder, any party may, within 60 days after the date of such award, submit the dispute, controversy or claim (or series of related disputes, controversies or claims) giving rise thereto to a court of competent jurisdiction, regardless of whether such party or any other party sought to commence an Action in lieu of proceeding with arbitration in accordance with Section 8.8(a). In such event, the applicable court may elect to rely on the record developed in the arbitration or, if it determines that it would be advisable in connection with the matter, allow the parties to seek additional discovery or to present additional evidence. Each party shall be entitled to present arguments to the court with respect to whether any such additional discovery or evidence shall be permitted and with respect to all other matters relating to the applicable dispute, controversy or claim (or series of related disputes, controversies or claims).

     8.9. CONTINUITY OF SERVICE AND PERFORMANCE. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Article VIII with respect to all matters not subject to such dispute, controversy or claim.

     8.10. LAW GOVERNING ARBITRATION PROCEDURES. The interpretation of the provisions of this Article VIII, only insofar as they relate to the agreement to arbitrate and any procedures pursuant thereto, shall be governed by the Arbitration Act and other applicable federal law. In all other respects, the interpretation of this Agreement shall be governed as set forth in Section 11.2.

                                  ARTICLE IX
                  FURTHER ASSURANCES AND ADDITIONAL COVENANTS

     9.1. FURTHER ASSURANCES. (a) In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto shall use its reasonable best efforts, prior to, on and after the Closing Date, to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement, the Ancillary Agreements, the Registration Rights Agreements and the Tax Indemnification and Allocation Agreement.

           (b) Without limiting the foregoing, prior to, on and after the Closing Date, each party hereto shall cooperate with the other parties, and without any further consideration, but at the expense of the requesting party, to execute and deliver, or use its reasonable best efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument and to take all such other actions as such party may reasonably be requested to take by any other party hereto from time to time, consistent with the terms of this Agreement and the Ancillary Agreements, in order to effectuate the provisions and purposes of this Agreement and the Ancillary Agreements and the other transactions contemplated hereby and thereby. Without limiting the foregoing, each party will, at the reasonable request, cost and expense of any other party, take such other actions as may be reasonably necessary to vest in such other party good and marketable title, free and clear of any Security Interest, if and to the extent it is practicable to do so.

           (c) On or prior to the Closing Date, CCI and uBid in their respective capacities as direct and indirect stockholders of their respective Subsidiaries, shall each ratify any actions which are reasonably necessary or desirable to be taken by CCI, uBid or any other Subsidiary of CCI, as the case may be, to effectuate the transactions contemplated by this Agreement.

           (d) The parties hereto agree to take any reasonable actions necessary in order for the Distribution to qualify as a tax-free distribution pursuant to Section 355 of the Code.

           (e) CCI and uBid, and each of the members of their respective Groups, waive (and agree not to assert against any of the others) any claim or demand that any of them may have against any of the others for any Liabilities or other claims relating to or arising out of: (i) the failure of uBid or any member of the uBid Group, on the one hand, or of CCI or any member of the CCI Group, on the other hand, to provide any notification or disclosure required under any state Environmental Law in connection with the transactions contemplated by this Agreement, or (ii) any inadequate, incorrect or incomplete notification or disclosure under any such state Environmental Law by the applicable transferor.

           (f) Prior to the Closing Date, if one or more of the parties identifies any commercial or other service that is needed to assure a smooth and orderly transition of the businesses in connection with the consummation of the transactions contemplated hereby, and that is not otherwise governed by the provisions of this Agreement or any Ancillary Agreement, the parties will cooperate in determining whether there is a mutually acceptable arm's-length basis on which one or more of the other parties will provide such service.

     9.2. QUALIFICATION AS TAX-FREE DISTRIBUTION. After the Closing Date, neither CCI nor uBid shall take, or permit any member of its respective Group to take, any action which could reasonably be expected to prevent the Distribution from qualifying as a tax-free distribution within the meaning of Section 355 of the Code or any other transaction contemplated by this Agreement or any Ancillary Agreement which is intended by the parties to be tax-free from failing so to qualify. Without limiting the foregoing, after the Closing Date and on or prior to the Distribution Date, uBid shall not issue or grant, and shall not permit any member of the uBid Group to issue or grant, directly or indirectly, any shares of uBid Common Stock or any rights, warrants, options or other securities to purchase or acquire (whether upon conversion, exchange or otherwise) any shares of uBid Common Stock (whether or not then exercisable, convertible or exchangeable) except for grants of stock options to employees and directors or uBid that by their terms cannot be exercised until after the earlier of (i) the Distribution Date or (ii) 18 months following the Closing Date.

                                   ARTICLE X
                                  TERMINATION

     10.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Distribution Date by the mutual consent of CCI and uBid.

     10.2. OTHER TERMINATION. This Agreement may be terminated by CCI at any time prior to the Closing Date. The obligations of the parties under Article III (including the obligation to pursue or effect the Distribution) may be terminated by CCI if the Distribution Date shall not have occurred on or before December 31, 1999.

     10.3. EFFECT OF TERMINATION. (a) In the event of any termination of this Agreement prior to the Closing Date, no party to this Agreement (or any of its directors or officers) shall have any Liability or further obligation to any other party.

           (b) In the event of any termination of this Agreement on or after the Closing Date, only the provisions of Article III will terminate and the other provisions of this Agreement, each Ancillary Agreement and the Registration Rights Agreements shall remain in full force and effect.

                                  ARTICLE XI
                                 MISCELLANEOUS

     11.1. COUNTERPARTS; ENTIRE AGREEMENT; CORPORATE POWER. (a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

           (b) This Agreement, and the Exhibits, Schedules and Appendices hereto contain the entire agreement between the parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein.

           (c) CCI represents on behalf of itself and each other member of the CCI Group and uBid represents on behalf of itself and each other member of the uBid Group as follows:

                 (i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform each of this Agreement, each of the Ancillary Agreements, the Registration Rights Agreements and the Tax Indemnification and Allocation Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby; and

                 (ii) this Agreement, each Ancillary Agreement, the Registration Rights Agreements and the Tax Indemnification and Allocation Agreement to which it is a party has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

     11.2. GOVERNING LAW. Except as set forth in Section 8.10, this Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California (other than as to its laws of arbitration which shall be governed under the Arbitration Act or other applicable federal law pursuant to Section 8.10), irrespective of the choice of laws principles of the State of California, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

     11.3. ASSIGNABILITY. Except as set forth in any Ancillary Agreement, the Registration Rights Agreements or the Tax Indemnification and Allocation Agreement, this Agreement, each Ancillary Agreement, the Registration Rights Agreements and the Tax Indemnification and Allocation Agreement shall be binding upon and inure to the benefit of the parties hereto and thereto, respectively, and their respective successors and assigns; provided, however, that no party hereto or thereto may assign its respective rights or delegate its respective obligations under this Agreement, any Ancillary Agreement, the Registration Rights Agreements or the Tax Indemnification and Allocation Agreement without the express prior written consent of the other parties hereto or thereto.

     11.4. THIRD PARTY BENEFICIARIES. Except for the indemnification rights under this Agreement of any CCI Indemnitee or uBid Indemnitee in their respective capacities as such, (a) the provisions of this Agreement, each Ancillary Agreement, the Registration Rights Agreements and the Tax Indemnification and Allocation Agreement are solely for the benefit of the parties and are not intended to confer upon any Person except the parties any rights or remedies hereunder, and (b) there are no third party beneficiaries of this Agreement, any Ancillary Agreement, the Registration Rights Agreements or the Tax Indemnification and

Allocation Agreement and none of this Agreement, any Ancillary Agreement, the Registration Rights Agreements or the Tax Indemnification and Allocation Agreement shall provide any third person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement, any Ancillary Agreement, the Registration Rights Agreements or the Tax Indemnification and Allocation Agreement. No party hereto shall have any right, remedy or claim with respect to any provision of this Agreement, any Ancillary Agreement, the Registration Rights Agreements or the Tax Indemnification and Allocation Agreement to the extent such provision relates solely to the other two parties hereto or the members of such other two parties' respective Groups.

     11.5. NOTICES. All notices requests, demands, waivers and other communications under this Agreement, any Ancillary Agreement or the Tax Indemnification and Allocation Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or by facsimile transmission or mailed (certified or registered mail, postage prepaid, return receipt requested):

     If to CCI, to:                Creative Computers, Inc.
                                   2555 West 190th Street
                                   Torrance, California  90504
                                   Attention:  Chief Financial Officer

                                   Fax No.:  (310) 354-5645

     If to uBid:                   uBid, Inc.
                                   2525 Busse Highway
                                   Elk Grove Village, Illinois  60007
                                   Attention:  Chief Financial Officer

                                   Fax No.:  (847) 616-0318

or to such other person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date on which hand delivered, upon transmission of the facsimile transmission by the sender and issuance by the transmitting machine of a confirmation slip confirming that the number of pages constituting the notice have been transmitted without error, or on the third business day following the date on which so mailed, except for a notice of change of address, which shall be effective only upon receipt thereof. In the case of a notice sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received. In no event shall the provision of notice pursuant to this Section 11.5 constitute notice for service of process.

     11.6. SEVERABILITY. If any provision of this Agreement, any Ancillary Agreement, the Registration Rights Agreements or the Tax Indemnification and Allocation Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

     11.7. FORCE MAJEURE. No party shall be deemed in default of this Agreement, any Ancillary Agreement, the Registration Rights Agreements or the Tax Indemnification and Allocation Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement, any Ancillary Agreement, the Registration Rights Agreements or the Tax Indemnification and Allocation Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts, or, in the case of computer systems, any failure in electrical or air conditioning equipment. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.

     11.8. PUBLICITY. Prior to the Distribution, each of uBid and CCI shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to the IPO, the Distribution or any of the other transactions contemplated hereby and prior to making any filings with any Governmental Authority with respect thereto.

     11.9. EXPENSES. uBid shall pay all third-party costs, fees and expenses relating to the IPO, all of the reimbursable expenses of the Underwriters pursuant to the Underwriting Agreement, all of the costs of producing, printing, mailing and otherwise distributing any Prospectus, as well as the Underwriters' discount provided for in the Underwriting Agreement. Except as expressly set forth in this Agreement (including Section 3.1(h) hereof) or in any Ancillary Agreement, the Registration Rights Agreements or in the Tax Indemnification and Allocation Agreement, whether or not the Distribution is consummated, each party hereto shall bear its own respective third party fees, costs and expenses paid or incurred in connection with the Distribution.

     11.10. HEADINGS. The article, section and paragraph headings contained in this Agreement and in the Ancillary Agreements, the Registration Rights Agreements and the Tax Indemnification and Allocation Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or any Ancillary Agreement.

     11.11. SURVIVAL OF COVENANTS. Except as expressly set forth in any Ancillary Agreement, the Registration Rights Agreements and the Tax Indemnification and Allocation Agreement, the covenants, representations and warranties contained in this Agreement and each Ancillary Agreement, and liability for the breach of any obligations contained herein, shall survive each of the IPO and the Distribution.

     11.12. WAIVERS OF DEFAULT. Waiver by any party of any default by the other party of any provision of this Agreement, any Ancillary Agreement, the Registration Rights Agreements or the Tax Indemnification and Allocation Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party.

     11.13. SPECIFIC PERFORMANCE. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, any Ancillary Agreement, the Registration Rights Agreements or the Tax Indemnification and Allocation Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, such Ancillary Agreement, the Registration Rights Agreements or the Tax Indemnification and Allocation Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

     11.14. AMENDMENTS. (a) No provisions of this Agreement, any Ancillary Agreement, the Registration Rights Agreements or the Tax Indemnification and Allocation Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification.

           (b) Without limiting the foregoing, the parties anticipate that, prior to the Closing Date, some or all of the Schedules to this Agreement may be amended or supplemented and, in such event, such amended or supplemented Schedules shall be attached hereto in lieu of the original Schedules.

     11.15. INTERPRETATION. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement (or the applicable Ancillary Agreement, the Registration Rights Agreements or the Tax Indemnification and Allocation Agreement) as a whole (including all of the Schedules, Exhibits and Appendices hereto and thereto) and not to any particular provision of this Agreement (or such Ancillary Agreement, the Registration Rights Agreements or the Tax Indemnification and Allocation Agreement). Article, Section, Exhibit, Schedule and Appendix references are to the Articles, Sections, Exhibits, Schedules and Appendices to this Agreement (or the applicable Ancillary Agreement) unless otherwise specified. The word "including" and words of similar import when used in this Agreement (or the applicable Ancillary Agreement, the Registration Rights Agreements or the Tax Indemnification and Allocation Agreement) shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified. The word "or" shall not be exclusive. For all purposes of this Agreement, "allocated costs of in-house counsel and other personnel" shall be determined in accordance with the principles set forth in
Schedule 11.15.

     IN WITNESS WHEREOF, the parties have caused this Separation and Distribution Agreement to be executed by their duly authorized representatives.

                              CREATIVE COMPUTERS, INC.

                              By:
                                  ----------------------------------
                                  Name:   Frank F. Khulusi
                                  Title:  Chairman, President and
                                          Chief Executive Officer

                              uBID, INC.

                              By:
                                  ----------------------------------
                                  Name:   Gregory K. Jones
                                  Title:  President and Chief Executive Officer

                                                                  EXHIBIT A
                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


     REGISTRATION RIGHTS AGREEMENT, dated as of ______________, 1998, by and among uBid, Inc., a Delaware corporation ("uBid"), and Creative Computers, Inc., a Delaware corporation ("CCI").

     WHEREAS, uBid is currently a wholly-owned subsidiary of CCI;

     WHEREAS, uBid is considering an initial public offering of its Common Stock ("IPO");

     WHEREAS, after the IPO, CCI will own approximately 82.3% of the outstanding shares of uBid's Common Stock (80.1% if the underwriters' over-allotment option is exercised in full) (the "Retained Shares");

     WHEREAS, subject to the conditions set forth in the Separation and Distribution Agreement, dated as of _________________, 1998, by and between CCI and uBid (the "Separation and Distribution Agreement"), CCI will distribute to its stockholders, not earlier than six months following the IPO, all of the Retained Shares in a tax-free distribution (the "Distribution"); and

     WHEREAS, uBid and CCI desire to establish terms and conditions for the registration for public resale of the Retained Shares (a) after the IPO and prior to the Distribution and (b) in the event that the Separation and Distribution Agreement is terminated prior to the Distribution.

     NOW, THEREFORE, in consideration of the premises and mutual promises and representations contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto do mutually covenant, stipulate and agree as follows:

     Section 1.  Definitions.
                 -----------

     The following terms shall have the following meanings unless the context otherwise indicates:

     "Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Business Day" means a day on which the New York Stock Exchange is open for business.

     "Demand Registration" means registration under the Act pursuant to a Registration Request given under Section 2 hereof.

     "Indemnified Persons" shall have the meaning given in Section 9 hereof.

     "NASDAQ" means the Nasdaq National Market of The Nasdaq Stock Market.

     "Piggyback Registration" means registration under the Act pursuant to
Section 3 hereof.

     "Piggyback Request" means a written request to uBid pursuant to Section 3 hereof for the registration of Registerable Shares pursuant to the Act.

     "Priority" shall have the meaning given in Section 6 hereof.

     "Registration Expenses" shall have the meaning given in Section 5 hereof.

     "Registration Request" means a written request to uBid pursuant to Section 2 hereof for Demand Registration of Registerable Shares pursuant to the Act.

     "Registerable Shares" means the approximately [7,329,883] Shares covered by this Agreement which will be owned by CCI after the IPO and prior to the Distribution, such number to be equitably adjusted in the event of a stock split, stock dividend, combination or reclassification of Shares.

     "Selling Expenses" shall have the meaning given in Section 5 hereof.

     "Shares" means shares of the Common Stock, $.001 par value, of uBid.

     "SEC" means the Securities and Exchange Commission.

     Section 2.  Demand Registration.
                 -------------------

     (a) At any time during the period beginning one hundred eighty (180) days following the IPO and prior to the Distribution or, should the Separation and Distribution Agreement be terminated prior to the Distribution, at any time thereafter, CCI may submit a Registration Request for Demand Registration covering all or part of the Registerable Shares, which request must request registration of at least the Minimum Amount. The Registration Request shall state the number of Registerable Shares to be registered and the intended plan of distribution thereof. uBid shall be obligated to register Registerable Shares pursuant to this Section 2 on a total of only two (2) occasions. A request withdrawn pursuant to Subsection 2(c) hereof or deemed to be a Piggyback Registration pursuant to Subsection 2(d) hereof shall be ignored for this purpose. uBid shall be deemed to have satisfied its obligation under this
Section 2 with respect to a Registration Request if a registration statement filed pursuant to a Registration Request becomes effective under the Act and remains effective for the period required hereby, or if the failure of such a registration statement to become or remain effective results primarily from any action or inaction of CCI.

     Subject to the conditions and limitations of Section 4 hereof, uBid will use its best efforts to file a registration statement under the Act registering the Registerable Shares covered by a Registration Request within forty-five (45) days after it receives such Registration Request unless such Registration Request is withdrawn as permitted by Subsection 2(c) hereof.

     (b) The right to Demand Registration is subject to the procedures in
Section 4 hereof and the following additional conditions and limitations:

         (i) CCI may withdraw the Registerable Shares from a Registration Request at any time prior to the time the registration statement becomes effective, provided that uBid may ignore a notice of withdrawal made within 24 hours of the time the registration statement becomes effective. Following such a withdrawal, uBid shall not take any further action to register the withdrawn Registerable Shares, and shall not be obligated to register any Registerable Shares if the number of non-withdrawn Registerable Shares is less than the Minimum Amount. However, except as otherwise provided in Subsection 2(c) or (d) hereof, a Registration Request, once made, shall count as having been made for purposes of Subsection 2(a), unless it is withdrawn by CCI within fifteen (15) days after having been made or it is withdrawn before uBid devotes any significant efforts to the preparation of the registration statement.

         (ii) No Registration Request may be made within ninety (90) days after the effective date of a registration statement filed by uBid under the Act covering an underwritten public offering of its equity securities (except for the registration statement relating to the IPO);

         (iii) Unless otherwise agreed to by uBid, any Demand Registration must relate to a firm commitment underwriting for which the managing underwriter shall be reasonably satisfactory to uBid (such satisfaction not to be withheld unreasonably) or a non-underwritten offering on a "shelf" basis in accordance with Rule 415 under the Act.

         (iv) uBid shall be permitted to use any registration form available to it for the registration of Registerable Shares, and shall not be obligated to include in the prospectus any information that may be incorporated by reference or that is not required to be included therein by the applicable registration form.

         (v) No Registration Request may be made by CCI if the amount of shares proposed to be sold could be sold by CCI without limitation under Rule 144 under the Act.

     (c) Notwithstanding the foregoing, if uBid is aware at the time it receives a Registration Request that a registered public sale of Shares is being contemplated or is in the process of being prepared (except as provided in Section 7 hereof), it will notify CCI of the relevant facts, and CCI shall have the right to withdraw the Registration Request by written notice given to uBid within ten (10) days after uBid's notice under this Subsection 2(c), in which case such Registration Request will be deemed not to have been made for purposes of Subsection 2(a).

     (d) For an additional ninety (90) days following the date on which CCI may first submit a Registration Request for Demand Registration, uBid will be entitled to include Shares in any Demand Registration and to reduce the number of Shares to be sold by CCI thereunder to a minimum of 20%, collectively, of the total offering plus any underwriters' over-allotment option. If, as a result of this cutback procedure, the number of Shares sold by uBid in such offering constitutes more than one-half of the total shares sold in the offering, the registration would be treated as a Piggyback Registration under Section 3 below, and a Registration Request will be deemed not to have been made for purposes of Subsection 2(a) hereof.

     Section 3.  Piggyback Registration.  If at any time following one hundred
                 ----------------------
eighty (180) days after the IPO uBid proposes to register any Shares under the Act for sale to the public by uBid or any other person (except as provided in Section 7 hereof), uBid shall, not less than fifteen (15) days prior to the proposed date of filing of a registration statement under the Act, give written notice to CCI of its intention to do so. A Piggyback Request from CCI shall state the number of Registerable Shares to be registered and the intended plan of distribution thereof. If uBid receives a

Piggyback Request from CCI given within fifteen (15) days after uBid's notice under this Section 3, uBid, subject to the conditions and limitations of Section 4 hereof, will use its best efforts to cause the Registerable Shares covered by Piggyback Request to be so registered under the Act in the proposed registration statement if the proposed registration statement becomes effective, but uBid shall have no obligation to cause, or use any efforts to cause, any such registration statement to become effective. Registerable Shares covered by a Piggyback Request shall be sold pursuant to the same plan of distribution that applies to the majority of the other Shares covered by such registration statement, except to the extent that uBid otherwise agrees in writing. The rights to Piggyback Registration granted by this Section 3 may be exercised an unlimited number of occasions following the IPO. No Piggyback Request may be made by CCI if the amount of Shares proposed to be sold could be sold by CCI without limitation under Rule 144 under the Act.

     Section 4.  Registration Procedures.
                 -----------------------

     (a) If uBid is required by the provisions of Section 2 to effect Demand Registration of any Registerable Shares, uBid will promptly:

         (i) To the extent required by Section 2, prepare and file with the SEC a registration statement (which shall be on Form S-3, unless uBid does not qualify for use of Form S-3 in such registration, in which case such registration statement shall be on any other available form selected by uBid) with respect to such Registerable Shares and thereafter use its best efforts to cause such registration statement to become effective promptly.

         (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period of ninety (90) days (excluding any days during which the right to sell shares is suspended pursuant to Subsection 4(b) hereof) or such lesser period as may be necessary to comply with the provisions of the Act with respect to the disposition of all Registerable Shares covered by such registration statement in accordance with the plan of distribution set forth in such registration statement;

         (iii) Comply with Rule 424 under the Act relating to filing of prospectuses and furnish to each seller and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale of the Registerable Shares covered by such registration statement;

         (iv) If the offering is to be underwritten, uBid and CCI shall enter into a written agreement with any managing underwriter selected in the manner herein provided in such form and containing such provisions as are satisfactory to uBid and CCI (such satisfaction not to be withheld unreasonably), and as are customary in the securities business for such an arrangement between such underwriter, such seller and corporations of uBid's size and investment stature and uBid shall take such other actions as CCI shall reasonably request in order to expedite or facilitate the disposition of such Registerable Shares;

         (v) Furnish, at the request of CCI, on the date that the underwriting agreement is signed and on the date that Registerable Shares are delivered to the underwriters for sale pursuant to such registration: (A) an opinion of counsel representing uBid for the purposes of such registration, dated such dates, respectively, addressed to the underwriters and to CCI, stating that such registration statement has become effective under the Act and that (I) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and (II) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Act (except that such counsel need not express any opinion as to the financial statements or any other financial statements, notes thereto and related schedules and other financial and statistical data contained or incorporated by reference therein, and (III) to such other effects as reasonably may be requested by counsel for the underwriters or by CCI or its counsel, and (B) a "comfort letter" in customary form dated such dates from the independent public accountants retained by uBid, addressed to the underwriters and to CCI, stating that they are independent public accountants within the meaning of the Act and that, in the opinion of such accountants, the financial statements of uBid included or incorporated by reference in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Act, and such letter shall additionally cover such other financial matters as are customary to cover in such a letter (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration statement in respect of which such letter is being given as such underwriters reasonably may request;

         (vi) Upon receipt of such confidentiality agreements as uBid may reasonably request, make available for inspection by CCI, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by CCI or underwriter, all financial and other records, pertinent corporate documents and properties of uBid, and cause uBid officers, directors and employees to supply all information reasonably requested by CCI or any underwriter, attorney, accountant or agent in connection with such registration statement, in each case in order to confirm disclosures contained in the registration statement or incorporated therein by reference;

         (vii) Give CCI two (2) days' advance notice of its anticipated filing date of the registration statement and amendments thereto;

         (viii) Use its best efforts to cause the Registerable Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable CCI thereof to consummate the disposition of such Registerable Shares;

         (ix) Comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable no later than the date the Form 10-Q or Form 10-K, as the case may be, covering the fourth fiscal quarter of uBid commencing after the effective date of the registration statement, is required to be filed with the SEC], an earnings statement covering the period of at least twelve (12) consecutive months beginning with the first day of uBid's first calendar quarter commencing after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder;

         (x) Provide a transfer agent and registrar, which may be the same entity as the transfer agent, for all the Registerable Shares covered by such registration statement not later than the effective date of such registration statement;

         (xi) Permit CCI to participate through counsel reasonably acceptable to uBid in the preparation of such registration statement and, if specifically requested by such counsel, in discussions between uBid and the SEC or its staff with respect to such registration statement, and to include in such registration statement material, furnished to uBid in writing, which in the written opinion of such counsel is necessary to include in order to avoid potential liability for CCI;

         (xii) Use its best efforts to cause all such Registerable Shares covered by such registration statement to be listed or quoted on the principal securities exchange (including NASDAQ) on which similar securities issued by uBid are then listed or quoted, if the listing or quoting of such Registerable Shares is then permitted under the rules of such exchange;

         (xiii) If there is a stop order relating to or suspension of the effectiveness of the registration statement, use its best efforts to have the stop order or suspension of effectiveness withdrawn as promptly as practicable;

         (xiv) Use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Act, no later than forty-five (45) days after the end of any twelve-month period (or ninety (90) days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which the Registerable Shares are sold to underwriters in a firm or best efforts underwritten offering, or (B) if not sold to underwriters in such an offering, beginning with the first month of the first fiscal quarter of uBid commencing after the effective date of the registration statement, which statements shall cover such twelve-month period; and

         (xv) Use its best efforts to register or qualify the Registerable Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as the sellers of Registerable Shares or the managing underwriter reasonably shall request; provided, however, that uBid shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process or taxation in any such jurisdiction.

     (b) Notwithstanding the foregoing, uBid may delay filing a registration statement otherwise required to be filed pursuant to this Agreement, and may withhold efforts to cause a registration statement covering Registerable Shares to become effective for a period of up to ninety (90) days, if uBid determines in good faith that such registration statement might (1) interfere with or affect the negotiation or completion of any transaction that is being contemplated by uBid (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised, or (2) involve initial or continuing disclosure obligations that might not be in the best interest of uBid's stockholders. If, after a registration statement becomes effective, uBid notifies the holders of Registerable Shares covered by such registration statement that uBid considers it appropriate for the registration statement to be amended or supplemented, the holders of such Registerable Shares shall suspend any further sales of their Registerable Shares until uBid advises them that the registration statement has been amended or supplemented. uBid may give such advice if there exists at any time material non-public information relating to uBid that, in the reasonable opinion of uBid's Board of Directors, would be prejudicial to uBid or its stockholders to disclosed at that time. uBid agrees with CCI that it will use its best efforts to amend or supplement the registration statement, as required to permit sales of the Registerable Shares covered thereby to resume within ninety (90) days as promptly as is practicable after it has given the notice referred to in the preceding sentence. The ninety
(90)-day time period referred to in Subsection 4(a)(ii) hereof during which the registration statement must be kept current after its effective date shall be extended for an additional number of Business Days equal to the number of Business Days during which the rights to sell shares was suspended pursuant to the preceding sentence, but in no event will uBid be required to update the registration statement after the date that its obligation to register Registerable Shares terminates pursuant to Section 8 hereof.

     (c) The provisions of Subsections 4(a)(iii), (iv) and (vii) and 4(b) (except that uBid will have no obligation to amend or supplement the registration statement), and 4(d) hereof shall also apply to Piggyback Registrations pursuant to Section 3 hereof.

     (d) In connection with each registration hereunder, CCI will (i) furnish promptly to uBid in writing such information with respect to themselves and the proposed distribution by CCI as reasonably shall be requested by uBid in order to assure compliance with federal and applicable state securities laws, and (ii) comply with all applicable rules promulgated by the SEC or any securities exchange (including NASDAQ).

     (e) Before filing a registration statement covering Registerable Shares, a prospectus constituting a part thereof or amendments or supplements thereto, furnish to counsel for CCI included in such registration statement copies of all such documents proposed to be filed, all of which shall be subject to the approval of such counsel in the exercise of such counsels' reasonable judgment.

     (f) If any registration statement covering Registerable Shares refers to CCI by name or otherwise as the holder of any securities of uBid, then CCI shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to uBid (such satisfaction not to be withheld unreasonably), to the effect that CCI's holding of Shares is not to be construed as a recommendation by CCI of the investment quality of the Shares covered thereby and that such holding does not imply that CCI will assist in meeting any future financial requirements of uBid, or (ii) in the event that such reference to CCI by name or otherwise is not in the judgment of uBid, as advised by counsel, required by the Act or any similar federal statute or any state "blue sky" or securities law then in force, the deletion of the reference to CCI.

     Section 5.  Expenses.
                 --------

     (a) All expenses incurred by uBid in complying with Section 2 hereof, including without limitation all registration and filing fees, printing expense, fees and disbursements of counsel and independent public accountants for uBid, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws (other than those which by law must be paid by the selling security holders), fees of securities exchanges or the National Association of Securities Dealers, Inc., fees of transfer agents and registrars, but excluding any Selling Expenses, are called "Registration Expenses." All underwriting discounts, selling commissions and transfer taxes applicable to the sale of outstanding shares and any legal fees and expenses of counsel or other advisers and agents of the holders of Registerable Shares being registered are called "Selling Expenses." CCI will pay all Registration Expenses and all Selling Expenses.

     (b) All expenses incurred by uBid in complying with Section 3 hereof, including without limitation all registration and filing fees, printing expense, fees and disbursements of counsel and independent public accountants for uBid, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws (other than those which by law must be paid by the selling security holders), fees of securities exchanges or the National Association of Securities Dealers, Inc., fees of transfer agents and registrars, but excluding any Selling Expenses, are called "Registration Expenses." All underwriting discounts, selling commissions and transfer taxes applicable to the sale of outstanding shares and any legal fees and expenses of counsel or other advisers and agents of the holders of Registerable Shares being registered are called "Selling Expenses." uBid will pay all Registration Expenses. All Selling Expenses shall be borne by CCI.

     Section 6.  Marketing Arrangements
                 ----------------------

     (a) Except as otherwise provided in Section 2(d), if (i) CCI requests registration of Registerable Shares, (ii) the offering proposed to be made is to be an underwritten public offering, and (iii) the managing underwriter of such public offering furnishes a written opinion that the total amount of securities to be included in such offering would exceed the maximum amount of securities (the "Maximum Amount") (as specified in such opinion) which can be marketed at a price reasonably related to the then-current market value of such securities (or the anticipated market price, if no trading market then exists) and without materially and adversely affecting such offering or the trading market for Shares, then uBid and CCI shall have a right to participate in such offering in the following order of priority (a "Priority") until the number of Shares included in the offering reaches the Maximum Amount, and no additional Shares will be included in the registration statement:

     First Priority shall be to uBid for Shares to be sold for the account of uBid except to the extent that Shares are registered pursuant to a Registration Request for Demand Registration pursuant to Section 2 hereof.

     Second Priority shall be to CCI pursuant to a Registration Request for Demand Registration pursuant to Section 2 hereof.

     Third Priority shall be to uBid for Shares to be sold for the account of uBid that do not qualify for First Priority.

     Fourth Priority shall be to holders of Shares who have a contractual right granted to such holders prior to the date hereof to have Shares registered pursuant to a registration statement initiated on their request or demand on terms comparable to Section 2 hereof.

     Fifth Priority shall be to holders of Shares who have a contractual right granted to such holder on or prior to the date hereof to have their Shares registered pursuant to piggyback or incidental rights on terms comparable to Section 3 hereof (in a registration statement that such holders do not have a right to initiate), including CCI's Piggyback Rights under this Agreement.

     Sixth Priority shall be to all other holders of Shares in any sequence that may be agreed upon among the holders of such Shares and/or uBid.

     To the extent that some but not all of the Shares owned by persons within any of the Priorities listed above are not included within the Maximum Amount, the Shares to be included in the registration statement shall be allocated pro rata to holders in such Priority in proportion to the respective numbers of Shares each such person in such Priority wishes to include in the registration statement.

     (b) uBid represents and warrants that it has not granted any registration rights or entered into any agreements obligating it to register any of its securities under the Act that are inconsistent with the foregoing priorities.

     (c) In connection with any underwritten public offering of uBid's equity securities that is anticipated to commence prior to two (2) years from the date of the Distribution, CCI agrees that it will agree in writing to any restrictions on the sale of Registerable Shares owned by CCI that is requested by the managing underwriter, for a period not to exceed one hundred eighty (180) days, commencing fifteen (15) days prior to the anticipated commencement date of the underwritten public offering; provided, however, that such restrictions shall not relate to Registerable Shares being registered, nor shall such restrictions be imposed unless restrictions at least as burdensome are imposed on each executive officer (as defined under the Securities Exchange Act of 1934) or director of uBid).

     (d) uBid agrees that it will not incur any future obligations to register Shares under the Act that are inconsistent with the Priorities in this Section 6.

     Section 7.  Exceptions to uBid's Obligations.  The right to Demand
                 --------------------------------
Registration and Piggyback Registration shall not apply if, in the opinion of counsel for uBid, such registration would jeopardize the tax-free status of the Distribution. In addition, the right to Piggyback Registration and the provisions of Subsection 2(c) hereof shall not apply, unless uBid otherwise agrees in writing, to any registration statement:

     (a) To be filed on a registration form which is unavailable for the registration of Registerable Shares;

     (b) Relating primarily to Shares to be offered pursuant to (i) an employee benefit plan, or (ii) a dividend or interest reinvestment plan (including such a plan that has an open enrollment or cash investment feature);

     (c) Relating to Shares to be issued in the acquisition of another business, through a merger, consolidation, exchange of securities or otherwise;

     (d) Relating to uBid securities to be issued for a consideration other than solely cash;

     (e) Relating to uBid securities to be offered primarily to existing security holders of uBid, through a "rights offering" or otherwise;

     (f) Relating primarily to uBid securities to be issued on the exercise of options, warrants and similar rights, or on the conversion or exchange of other securities, issued by uBid or any other person;

     (g) Relating primarily to debt securities of uBid, including debt securities that are convertible or exchangeable for equity securities of uBid; or

     (h) That may become effective automatically upon filing with the SEC pursuant to Rule 462 under the Act or otherwise.

     Section 8.  Termination of Registration Rights.  Notwithstanding the
                 ----------------------------------
foregoing provisions, uBid's obligation to register Registerable Shares under this Agreement shall terminate as to any particular Registerable Shares (a) on the date of the Distribution, (b) when such Registerable Shares have been sold in an offering registered under the Act or in a sale exempt from registration under the Act, (c) when such Registerable Shares shall have been effectively registered under the Act for a period of at least ninety (90) days, or (d) when a written opinion, to the effect that such Registerable Shares may be sold without registration under the Act or applicable state law and without restriction as to the quantity and manner of such sales, shall have been received from counsel for uBid which counsel is reasonably acceptable to the owner of such Registerable Shares (which satisfaction shall not be withheld unreasonably).

     Section 9.  Indemnification.
                 ---------------

     (a) In the event of any registration of Registerable Shares under the Act pursuant to this Agreement, uBid will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, the seller of any Registerable Shares covered by such registration statement, each person or entity that participates as an underwriter or qualified independent underwriter/pricer ("independent underwriter"), if any, in the offering or sale of such securities, each officer, director or partner of such underwriter or independent underwriter, and each other person, if any, who controls such seller or any such underwriter within the meaning of the Act (collectively, the "Indemnified Persons"), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including fees of counsel and any amounts paid in any settlement effected with uBid's consent, which consent shall not be unreasonably withheld) to which such Indemnified Persons may become subject under the Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof), or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which Registerable Shares were registered under the Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if uBid shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any violation by uBid of any federal or state rule or regulation applicable to uBid and relating to action required of or inaction by uBid in connection with any such registration. uBid will reimburse Indemnified Persons for any reasonable legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding. Notwithstanding the foregoing, uBid shall not be liable to any Indemnified Person to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened, in respect thereof) or expense arises out of or is based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to uBid by or on behalf of any such Indemnified Person, for use in the preparation of the registration statement or (ii) the failure of any such Indemnified Person to comply with any legal requirement applicable to any such Indemnified Person to deliver a copy of a prospectus or any supplements or amendments thereto after uBid has made such documents available to such persons, and it is established that delivery of such prospectus, supplement or amendment would have cured the defect giving rise to such loss, claim, damage, liability or expense. Such indemnity and reimbursement of expenses shall remain in full force and effect following the transfer of Registerable Shares by such seller.

     (b) uBid, as a condition to including any Registerable Shares in any registration statement filed in accordance with this Agreement, shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registerable Shares and any underwriter or independent underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Subsection 9(a)) uBid and its directors and officers and each person controlling uBid within the meaning of the Act and all other prospective sellers and their directors, officers, general and limited partners and respective controlling persons with respect to any statement or alleged statement in or omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to uBid or its representatives by or on behalf of such seller or underwriter for use in the preparation of such registration statement; provided, however, that
                                                       --------  -------
the aggregate amount which any such seller or prospective seller shall be required to pay pursuant to such undertaking shall be limited to the amount of the net proceeds received by such person upon the sale of the Registerable Shares pursuant to the registration statement giving rise to such claim.

     (c) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 9, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to
             --------  -------
give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 9, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; and provided, further
                                                              --------  -------
that the
indemnifying party shall not be entitled to so participate or so assume the defense if, in the indemnified party's reasonable judgment, a conflict of interest between the indemnified party and the indemnifying party exists in respect of such claim. After notice from the indemnifying party to such indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim or to employ counsel reasonably satisfactory to such indemnified party; and provided, further, that
                                                       --------  -------
the indemnified parties shall have the right to employ one counsel to represent such indemnified parties if, in such indemnified parties' reasonable judgment, a conflict of interest between the indemnified parties and the indemnifying parties exists in respect of such claim, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party; and provided,
                                                                      --------
further, that if, in the reasonable judgment of any of the indemnified parties,
-------
a conflict of interest between such indemnified parties and any other indemnified parties exists in respect of such claims, such indemnified parties shall be entitled to additional counsel or counsels and the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. No indemnified party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimants or plaintiffs to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnifying party will be liable for any settlement effected without its prior written consent.


     (d) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under Subsections 9(a) and
(b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Subsections 9(a) and (b) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 9 were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section
9. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in Subsection 9(c) if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof which is the subject of this Section 9). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 9 to the contrary, no indemnifying party (other than uBid) shall be required pursuant to this Section 9 to contribute any amount in excess of the proceeds received by such indemnifying party from the sale of Registerable Shares in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate.

     (e) The provisions of this Section 9 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain in full force and effect following the transfer of the Registerable Shares by any such party.

     Section 10.  Compliance with Rule 144.  At the request of CCI and if CCI
                  ------------------------
proposes to sell Registerable Shares in compliance with Rule 144 under the Act, or any similar Rule, uBid shall (a) forthwith furnish to CCI a written statement as to its compliance with the filing requirements of the SEC as set forth in such Rule and (b) make such additional filings with the SEC as will enable the Stockholder to make sales of Registerable Shares pursuant to such Rule.

     Section 11.  Miscellaneous
                  -------------

     (a) Binding and Benefit. This Agreement shall be binding upon and inure to
         -------------------
the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that no party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other parties hereto; provided, however, that the
                                             --------  -------
obligation to register Registerable Shares shall be enforceable by direct or remote transferees of Registerable Shares now owned by CCI only if the transfer results from the death of any person, a gift made without consideration or the transfer of all or substantially all of the assets of an entity, by merger, consolidation, asset sale or otherwise. Without limiting the foregoing, any transferee of Registerable Shares must agree in writing to be bound by the provisions of Subsection 6(c) hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                    uBid, Inc.


                                    By:
                                       ---------------------------------------
                                       Gregory K. Jones
                                       Chairman of the Board,
                                       President and Chief Executive Officer


                                    Creative Computers, Inc.


                                    By:
                                       ---------------------------------------
                                       Frank F. Khulusi
                                       Chairman of the Board,
                                       President and Chief Executive Officer

                                                                       EXHIBIT B
                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     REGISTRATION RIGHTS AGREEMENT, dated as of ______________, 1998, by and among uBid, Inc., a Delaware corporation ("uBid"), and Frank Khulusi and Sam Khulusi (referred to individually as a "Stockholder" and collectively as the "Stockholders").

     WHEREAS, uBid is currently a wholly-owned subsidiary of Creative Computers, Inc., a Delaware corporation ("CCI");

     WHEREAS, uBid is considering an initial public offering of its Common Stock ("IPO");

     WHEREAS, after the IPO, CCI will own approximately 80.1% of the outstanding shares of uBid's Common Stock (the "Retained Shares");

     WHEREAS, subject to the conditions set forth in the Separation and Distribution Agreement, dated as of _________________, 1998, by and between CCI and uBid, CCI will distribute to its stockholders, not earlier than six months following the IPO, all of the Retained Shares in a tax-free distribution (the "Distribution");

     WHEREAS, the Stockholders currently collectively own approximately 40%, of the outstanding shares of the Common Stock of CCI and, accordingly, based on that ownership, would be entitled to receive approximately 40% of the Retained Shares in the Distribution; and

     WHEREAS, uBid and the Stockholders desire to establish terms and conditions for the registration for public resale after the Distribution of the Stockholders' Retained Shares.

     NOW, THEREFORE, in consideration of the premises and mutual promises and representations contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto do mutually covenant, stipulate and agree as follows:

     Section 1.  Definitions.
                 -----------

     The following terms shall have the following meanings unless the context otherwise indicates:

     "Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Business Day" means a day on which the New York Stock Exchange is open for business.

     "Demand Registration" means registration under the Act pursuant to a Registration Request given under Section 2 hereof.

     "Indemnified Persons" shall have the meaning given in Section 9 hereof.

     "NASDAQ" means the Nasdaq National Market of The Nasdaq Stock Market.

     "Piggyback Registration" means registration under the Act pursuant to
Section 3 hereof.

     "Piggyback Request" means a written request to uBid pursuant to Section 3 hereof for the registration of Registerable Shares pursuant to the Act.

     "Priority" shall have the meaning given in Section 6 hereof.

     "Registration Expenses" shall have the meaning given in Section 5 hereof.

     "Registration Request" means a written request to uBid pursuant to Section 2 hereof for Demand Registration of Registerable Shares pursuant to the Act.

     "Registerable Shares" means the approximately 2.9 million Shares covered by this Agreement which will be owned by the Stockholders after the Distribution, such number to be equitably adjusted in the event of a stock split, stock dividend, combination or reclassification of Shares.

     "Selling Expenses" shall have the meaning given in Section 5 hereof.

     "Stockholder" shall have the meaning given in the heading of this Agreement.

     "Shares" means shares of the Common Stock, $.001 par value, of uBid.

     "SEC" means the Securities and Exchange Commission.

     Section 2.  Demand Registration.
                 -------------------

     (a) At any time at least one hundred eighty (180) days following the Distribution, either of the Stockholders may, submit a Registration Request for Demand Registration covering all or part of his Registerable Shares, which request must request registration of at least the Minimum Amount. The Registration Request shall state the number of Registerable Shares to be registered and the intended plan of distribution thereof. uBid shall be obligated to register Registerable Shares pursuant to this Section 2 on a total of only two (2) occasions. A request withdrawn pursuant to Subsection 2(c) hereof or deemed to be a Piggyback Registration pursuant to Subsection 2(d) hereof shall be ignored for this purpose. uBid shall be deemed to have satisfied its obligation under this Section 2 with respect to a Registration Request if a registration statement filed pursuant to a Registration Request becomes effective under the Act and remains effective for the period required hereby, or if the failure of such a registration statement to become or remain effective results primarily from any action or inaction of either or both of the Stockholders.

     Subject to the conditions and limitations of Section 4 hereof, uBid will use its best efforts to file a registration statement under the Act registering the Registerable Shares covered by a Registration Request within forty-five (45) days after it receives such Registration Request unless such Registration Request is withdrawn as permitted by Subsection 2(c) hereof.

     (b)  The right to Demand Registration is subject to the procedures in
Section 4 hereof and the following additional conditions and limitations:

          (i) Any individual Stockholder joining a Registration Request may withdraw such Stockholder's Registerable Shares from the Registration Request at any time prior to the time the registration statement becomes effective, provided that uBid may ignore a notice of withdrawal made within 24 hours of the time the registration statement becomes effective. Following such a withdrawal, uBid shall not take any further action to register the withdrawn Registerable Shares, and shall not be obligated to register any Registerable Shares if the number of non-withdrawn Registerable Shares is less than the Minimum Amount. However, except as otherwise provided in Subsection 2(c) or (d) hereof, a Registration Request, once made, shall count as having been made for purposes of Subsection 2(a), unless it is withdrawn by all Stockholders making such request within fifteen (15) days after having been made or it is withdrawn before uBid devotes any significant efforts to the preparation of the registration statement.

          (ii) Unless otherwise agreed to by uBid, any Demand Registration must relate to a firm commitment underwriting for which the managing underwriter shall be reasonably satisfactory to uBid (such satisfaction not to be withheld unreasonably) or a non-underwritten offering on a "shelf" basis in accordance with Rule 415 under the Act.

          (iii) uBid shall be permitted to use any registration form available to it for the registration of Registerable Shares, and shall not be obligated to include in the prospectus any information that may be incorporated by reference or that is not required to be included therein by the applicable registration form.

          (iv) No Registration Request may be made by a Stockholder if the amount of shares proposed to be sold could be sold by such Stockholder without limitation under Rule 144 under the Act.

     (c) Notwithstanding the foregoing, if uBid is aware at the time it receives a Registration Request that a registered public sale of Shares is being contemplated or is in the process of being prepared (except as provided in Section 7 hereof), it will notify the Stockholders of the relevant facts, and any Stockholder who joined such Registration Request shall have the right to withdraw the request by written notice given to uBid within ten (10) days after uBid's notice under this Subsection 2(c), in which case such Registration Request will be deemed not to have been made for purposes of Subsection 2(a).

     (d) For an additional ninety (90) days following the date on which the Stockholders may first submit a Registration Request for Demand Registration, uBid will be entitled to include Shares in any Demand Registration and to reduce the number of Shares to be sold by the Stockholders thereunder to a minimum of 20%, collectively, of the total offering plus any underwriters' over-allotment option. If, as a result of this cutback procedure, the number of Shares sold by uBid in such offering constitutes more than one-half of the total shares sold in the offering, the registration would be treated as a Piggyback Registration under Section 3 below, and a Registration Request will be deemed not to have been made for purposes of Subsection 2(a) hereof.

     Section 3.  Piggyback Registration.  If at any time following the
                 ----------------------
Distribution uBid proposes to register any Shares under the Act for sale to the public by uBid or any other person (except as provided in Section 7 hereof), uBid shall, not less than fifteen (15) days prior to the proposed date of filing of a registration statement under the Act, give written notice to the

Stockholders of its intention to do so. A Piggyback Request from any such Stockholder shall state the number of Registerable Shares to be registered and the intended plan of distribution thereof. If uBid receives a Piggyback Request from any Stockholder given within fifteen (15) days after uBid's notice under this Section 3, uBid, subject to the conditions and limitations of Section 4 hereof, will use its best efforts to cause the Registerable Shares covered by Piggyback Request to be so registered under the Act in the proposed registration statement if the proposed registration statement becomes effective, but uBid shall have no obligation to cause, or use any efforts to cause, any such registration statement to become effective. Registerable Shares covered by a Piggyback Request shall be sold pursuant to the same plan of distribution that applies to the majority of the other Shares covered by such registration statement, except to the extent that uBid otherwise agrees in writing. The rights to Piggyback Registration granted by this Section 3 may be exercised an unlimited number of occasions following the Distribution. No Piggyback Request may be made by a Stockholder if the amount of Shares proposed to be sold could be sold by such Stockholder without limitation under Rule 144 under the Act.


     Section 4.  Registration Procedures.
                 -----------------------

     (a) If uBid is required by the provisions of Section 2 to effect Demand Registration of any Registerable Shares, uBid will promptly:

          (i) To the extent required by Section 2, prepare and file with the SEC a registration statement (which shall be on Form S-3, unless uBid does not qualify for use of Form S-3 in such registration, in which case such registration statement shall be on any other available form selected by uBid) with respect to such Registerable Shares and thereafter use its best efforts to cause such registration statement to become effective promptly.

          (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period of ninety (90) days (excluding any days during which the right to sell shares is suspended pursuant to Subsection 4(b) hereof) or such lesser period as may be necessary to comply with the provisions of the Act with respect to the disposition of all Registerable Shares covered by such registration statement in accordance with the plan of distribution set forth in such registration statement;

          (iii) Comply with Rule 424 under the Act relating to filing of prospectuses and furnish to each seller and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale of the Registerable Shares covered by such registration statement;

          (iv) If the offering is to be underwritten, uBid and the Stockholders shall enter into a written agreement with any managing underwriter selected in the manner herein provided in such form and containing such provisions as are satisfactory to uBid and the Stockholders (such satisfaction not to be withheld unreasonably), and as are customary in the securities business for such an arrangement between such underwriter, such seller and corporations of uBid's size and investment stature and uBid shall take such other actions as the Stockholders shall reasonably request in order to expedite or facilitate the disposition of such Registerable Shares;

          (v) Furnish, at the request of the Stockholders, on the date that the underwriting agreement is signed and on the date that Registerable Shares are delivered to the underwriters for sale pursuant to such registration: (A) an opinion of counsel representing uBid for the purposes of such registration, dated such dates, respectively, addressed to the underwriters and to the Stockholders, stating that such registration statement has become effective under the Act and that (I) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and
(II) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Act (except that such counsel need not express any opinion as to the financial statements or any other financial statements, notes thereto and related schedules and other financial and statistical data contained or incorporated by reference therein, and (III) to such other effects as reasonably may be requested by counsel for the underwriters or by either of the Stockholders or their respective counsel, and (B) a "comfort letter" in customary form dated such dates from the independent public accountants retained by uBid, addressed to the underwriters and to the Stockholders, stating that they are independent public accountants within the meaning of the Act and that, in the opinion of such accountants, the financial statements of uBid included or incorporated by reference in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Act, and such letter shall additionally cover such other financial matters as are customary to cover in such a letter (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration statement in respect of which such letter is being given as such underwriters reasonably may request;

          (vi) Upon receipt of such confidentiality agreements as uBid may reasonably request, make available for inspection by the Stockholders, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by either of the Stockholders or underwriter, all financial and other records, pertinent corporate documents and properties of uBid, and cause uBid officers, directors and employees to supply all information reasonably requested by either of the Stockholders, underwriter, attorney, accountant or agent in connection with such registration statement, in each case in order to confirm disclosures contained in the registration statement or incorporated therein by reference;

          (vii) Give the Stockholders two (2) days' advance notice of its anticipated filing date of the registration statement and amendments thereto;

          (viii) Use its best efforts to cause the Registerable Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Stockholders thereof to consummate the disposition of such Registerable Shares;

          (ix) Comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable no later than the date the Form 10-Q or Form 10-K, as the case may be, covering the fourth fiscal quarter of uBid commencing after the effective date of the registration statement, is required to be filed with the SEC, an earnings statement covering the period of at least twelve (12) consecutive months beginning with the first day of uBid's first calendar quarter commencing after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder;

          (x) Provide a transfer agent and registrar, which may be the same entity as the transfer agent, for all the Registerable Shares covered by such registration statement not later than the effective date of such registration statement;

          (xi) Permit any Stockholder who, in the sole judgment of such Stockholder, exercised in good faith, might be deemed to be a controlling person of uBid, to participate through counsel reasonably acceptable to uBid in the preparation of such registration statement and, if specifically requested by such counsel, in discussions between uBid and the SEC or its staff with respect to such registration statement, and to include in such registration statement material, furnished to uBid in writing, which in the written opinion of such counsel is necessary to include in order to avoid potential liability for such Stockholder;

          (xii) Use its best efforts to cause all such Registerable Shares covered by such registration statement to be listed or quoted on the principal securities exchange (including NASDAQ) on which similar securities issued by uBid are then listed or quoted, if the listing or quoting of such Registerable Shares is then permitted under the rules of such exchange;

          (xiii) If there is a stop order relating to or suspension of the effectiveness of the registration statement, use its best efforts to have the stop order or suspension of effectiveness withdrawn as promptly as practicable;

          (xiv) Use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Act, no later than forty-five (45) days after the end of any twelve-month period (or ninety (90) days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which the Registerable Shares are sold to underwriters in a firm or best efforts underwritten offering, or (B) if not sold to underwriters in such an offering, beginning with the first month of the first fiscal quarter of uBid commencing after the effective date of the registration statement, which statements shall cover such twelve-month period; and

          (xv) Use its best efforts to register or qualify the Registerable Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as the sellers of Registerable Shares or the managing underwriter reasonably shall request; provided, however, that uBid shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process or taxation in any such jurisdiction.

     (b) Notwithstanding the foregoing, uBid may delay filing a registration statement otherwise required to be filed pursuant to this Agreement, and may withhold efforts to cause a registration statement covering Registerable Shares to become effective for a period of up to ninety (90) days, if uBid determines in good faith that such registration statement might (1) interfere with or affect the negotiation or completion of any transaction that is being contemplated by uBid (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised, or (2) involve initial or continuing disclosure obligations that might not be in the best interest of uBid's stockholders. If, after a registration statement becomes effective, uBid notifies the holders of Registerable Shares covered by such registration statement that uBid considers it appropriate for the registration statement to be amended or supplemented, the holders of such Registerable Shares shall suspend any further sales of their Registerable Shares until uBid advises them that the registration statement has been amended or supplemented. uBid may give such advice if there exists at any time material non-public information relating to uBid that, in the reasonable opinion of uBid's Board of Directors, would be prejudicial to uBid or its stockholders to disclosed at that time. uBid agrees with the Stockholders that it will use its best efforts to amend or supplement the registration statement, as required to permit sales of the Registerable Shares covered thereby to resume within ninety (90) days as promptly as is practicable after it has given the notice referred to in the preceding sentence. The ninety (90)-day time period referred to in Subsection 4(a)(ii) hereof during which the registration statement must be kept current after its effective date shall be extended for an additional number of Business Days equal to the number of Business Days during which the rights to sell shares was suspended pursuant to the preceding sentence, but in no event will uBid be required to update the registration statement after the date that its obligation to register Registerable Shares terminates pursuant to Section 8 hereof.

     (c) The provisions of Subsections 4(a)(iii), (iv) and (vii) and 4(b) (except that uBid will have no obligation to amend or supplement the registration statement), and 4(d) hereof shall also apply to Piggyback Registrations pursuant to Section 3 hereof.

     (d)  In connection with each registration hereunder, each Stockholder will
(i) furnish promptly to uBid in writing such information with respect to themselves and the proposed distribution by each Stockholder as reasonably shall be requested by uBid in order to assure compliance with federal and applicable state securities laws, and (ii) comply with all applicable rules promulgated by the SEC or any securities exchange (including NASDAQ).

     (e) Before filing a registration statement covering Registerable Shares, a prospectus constituting a part thereof or amendments or supplements thereto, furnish to counsel for each of the Stockholders included in such registration statement copies of all such documents proposed to be filed, all of which shall be subject to the approval of such counsel in the exercise of such counsels' reasonable judgment.

     (f) If any registration statement covering Registerable Shares refers to any Stockholder by name or otherwise as the holder of any securities of uBid, then such Stockholder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to uBid (such satisfaction not to be withheld unreasonably), to the effect that such Stockholder's holding of Shares is not to be construed as a recommendation by such Stockholder of the investment quality of the Shares covered thereby and that such holding does not imply that such Stockholder will assist in meeting any future financial requirements of uBid, or (ii) in the event that such reference to such Stockholder by name or otherwise is not in the judgment of uBid, as advised by counsel, required by the Act or any similar federal statute or any state "blue sky" or securities law then in force, the deletion of the reference to such Stockholder.

     Section 5.  Expenses.
                 --------

     (a) All expenses incurred by uBid in complying with Section 2 hereof, including without limitation all registration and filing fees, printing expense, fees and disbursements of counsel and independent public accountants for uBid, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws (other than those which by law must be paid by the selling security holders), fees of securities exchanges or the National Association of Securities Dealers, Inc., fees of transfer agents and registrars, but excluding any Selling Expenses, are called "Registration Expenses." All underwriting discounts, selling commissions and transfer taxes applicable to the sale of outstanding shares and any legal fees and expenses of counsel or other advisers and agents of the holders of Registerable Shares being registered are called "Selling Expenses." uBid will pay all Registration Expenses, to a maximum of $100,000.00 for the first Demand Registration and a maximum of $50,000.00 for the second Demand Registration. All Selling Expenses shall be borne by the participating sellers, in proportion to the number of Registerable Shares sold by each unless they otherwise agree among themselves.

     (b) All expenses incurred by uBid in complying with Section 3 hereof, including without limitation all registration and filing fees, printing expense, fees and disbursements of counsel and independent public accountants for uBid, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws (other than those which by law must be paid by the selling security holders), fees of securities exchanges or the National Association of Securities Dealers, Inc., fees of transfer agents and registrars, but excluding any Selling Expenses, are called "Registration Expenses." All underwriting discounts, selling commissions and transfer taxes applicable to the sale of outstanding shares and any legal fees and expenses of counsel or other advisers and agents of the holders of Registerable Shares being registered are called "Selling Expenses." uBid will pay all Registration Expenses. All Selling Expenses shall be borne by the participating sellers, in proportion to the number of Registerable Shares sold by each unless they otherwise agree among themselves.

     Section 6.  Marketing Arrangements
                 ----------------------

     (a) Except as otherwise provided in Section 2(d), (i) any Stockholder requests registration of Registerable Shares, (ii) the offering proposed to be made is to be an underwritten public offering, and (iii) the managing underwriter of such public offering furnishes a written opinion that the total amount of securities to be included in such offering would exceed the maximum amount of securities (the "Maximum Amount") (as specified in such opinion) which can be marketed at a price reasonably related to the then-current market value of such securities (or the anticipated market price, if no trading market then exists) and without materially and adversely affecting such offering or the trading market for Shares, then uBid and each Stockholder desiring to register his Shares by such registration shall have a right to participate in such offering in the following order of priority (a "Priority") until the number of Shares included in the offering reaches the Maximum Amount, and no additional Shares will be included in the registration statement:

     First Priority shall be to uBid for Shares to be sold for the account of uBid except to the extent that Shares (i) are registered pursuant to a Registration Request for Demand Registration pursuant to Section 2 hereof and
(ii) do not qualify for the priority provisions of Section 2(d).

     Second Priority shall be to a Stockholder who has made a Registration Request for Demand Registration pursuant to Section 2 hereof (subject to the cutback provisions of Section 2(d)).

     Third Priority shall be to uBid for Shares to be sold for the account of uBid that do not qualify for First Priority.

     Fourth Priority shall be to holders of Shares who have a contractual right granted to such holders prior to the date hereof to have Shares registered pursuant to a registration statement initiated on their request or demand on terms comparable to Section 2 hereof.

     Fifth Priority shall be to holders of Shares who have a contractual right granted to such holder on or prior to the date hereof to have their Shares registered pursuant to piggyback or incidental rights on terms comparable to
Section 3 hereof (in a registration statement that such holders do not have a right to initiate), including Stockholders who have Piggyback Rights under this Agreement.

     Sixth Priority shall be to all other holders of Shares in any sequence that may be agreed upon among the holders of such Shares and/or uBid.

     To the extent that some but not all of the Shares owned by persons within any of the Priorities listed above are not included within the Maximum Amount, the Shares to be included in the registration statement shall be allocated pro rata to holders in such Priority in proportion to the respective numbers of Shares each such person in such Priority wishes to include in the registration statement.

     (b) uBid represents and warrants that it has not granted any registration rights or entered into any agreements obligating it to register any of its securities under the Act that are inconsistent with the foregoing priorities.

     (c) In connection with any underwritten public offering of uBid's equity securities that is anticipated to commence prior to two (2) years from the date of the Distribution, each Stockholder agrees that such Stockholder will agree in writing to any restrictions on the sale of Registerable Shares owned by such Stockholder that is requested by the managing underwriter, for a period not to exceed one hundred eighty (180) days, commencing fifteen (15) days prior to the anticipated commencement date of the underwritten public offering; provided, however, that such restrictions shall not relate to Registerable Shares being registered, nor shall such restrictions be imposed unless restrictions at least as burdensome are imposed on each executive officer (as defined under the Securities Exchange Act of 1934) or director of uBid).

     (d) uBid agrees that it will not incur any future obligations to register Shares under the Act that are inconsistent with the Priorities in this Section 6.

     Section 7.  Exceptions to uBid's Obligations.  The right to Demand
                 --------------------------------
Registration and Piggyback Registration shall not apply if, in the opinion of counsel for uBid, such registration would jeopardize the tax-free status of the Distribution. In addition, the right to Piggyback Registration and the provisions of Subsection 2(c) hereof shall not apply, unless uBid otherwise agrees in writing, to any registration statement:

     (a) To be filed on a registration form which is unavailable for the registration of Registerable Shares;

     (b) Relating primarily to Shares to be offered pursuant to (i) an employee benefit plan, or (ii) a dividend or interest reinvestment plan (including such a plan that has an open enrollment or cash investment feature);

     (c) Relating to Shares to be issued in the acquisition of another business, through a merger, consolidation, exchange of securities or otherwise;

     (d) Relating to uBid securities to be issued for a consideration other than solely cash;

     (e) Relating to uBid securities to be offered primarily to existing security holders of uBid, through a "rights offering" or otherwise;

     (f) Relating primarily to uBid securities to be issued on the exercise of options, warrants and similar rights, or on the conversion or exchange of other securities, issued by uBid or any other person;

     (g) Relating primarily to debt securities of uBid, including debt securities that are convertible or exchangeable for equity securities of uBid; or

     (h) That may become effective automatically upon filing with the SEC pursuant to Rule 462 under the Act or otherwise.

     Section 8.  Termination of Registration Rights.  Notwithstanding the
                 ----------------------------------
foregoing provisions, uBid's obligation to register Registerable Shares under this Agreement shall terminate as to any particular Registerable Shares (a) on the fifth anniversary date of the Distribution, (b) when such Registerable Shares have been sold in an offering registered under the Act or in a sale exempt from registration under the Act, (c) when such Registerable Shares shall have been effectively registered under the Act for a period of at least ninety
(90) days, or (d) when a written opinion, to the effect that such Registerable Shares may be sold without registration under the Act or applicable state law and without restriction as to the quantity and manner of such sales, shall have been received from counsel for uBid which counsel is reasonably acceptable to the owner of such Registerable Shares (which satisfaction shall not be withheld unreasonably).

     Section 9.  Indemnification.
                 ---------------

     (a) In the event of any registration of Registerable Shares under the Act pursuant to this Agreement, uBid will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, the seller of any Registerable Shares covered by such registration statement, each person or entity that participates as an underwriter or qualified independent underwriter/pricer ("independent underwriter"), if any, in the offering or sale of such securities, each officer, director or partner of such underwriter or independent underwriter, and each other person, if any, who controls such seller or any such underwriter within the meaning of the Act (collectively, the "Indemnified Persons"), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including fees of counsel and any amounts paid in any settlement effected with uBid's consent, which consent shall not be unreasonably withheld) to which such Indemnified Persons may become subject under the Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof), or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which Registerable Shares were registered under the Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if uBid shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any violation by uBid of any federal or state rule or regulation applicable to uBid and relating to action required of or inaction by uBid in connection with any such registration. uBid will reimburse Indemnified Persons for any reasonable legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding. Notwithstanding the foregoing, uBid shall not be liable to any Indemnified Person to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened, in respect thereof) or expense arises out of or is based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to uBid by or on behalf of any such Indemnified Person, for use in the preparation of the registration statement or (ii) the failure of any such Indemnified Person to comply with any legal requirement applicable to any such Indemnified Person to deliver a copy of a prospectus or any supplements or amendments thereto after uBid has made such documents available to such persons, and it is established that delivery of such prospectus, supplement or amendment would have cured the defect giving rise to such loss, claim, damage, liability or expense. Such indemnity and reimbursement of expenses shall remain in full force and effect following the transfer of Registerable Shares by such seller.

     (b) uBid, as a condition to including any Registerable Shares in any registration statement filed in accordance with this Agreement, shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registerable Shares and any underwriter or independent underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Subsection 9(a)) uBid and its directors and officers and each person controlling uBid within the meaning of the Act and all other prospective sellers and their directors, officers, general and limited partners and respective controlling persons with respect to any statement or alleged statement in or omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to uBid or its representatives by or on behalf of such seller or underwriter for use in the preparation of such registration statement; provided, however, that
                                                       --------  -------
the aggregate amount which any such seller or prospective seller shall be required to pay pursuant to such undertaking shall be limited to the amount of the net proceeds received by such person upon the sale of the Registerable Shares pursuant to the registration statement giving rise to such claim.

     (c) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 9, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to
             --------  -------
give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 9, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; and provided, further,
                                                              --------  -------
that the indemnifying party shall not be entitled to so participate or so assume the defense if, in the indemnified party's reasonable judgment, a conflict of interest between the indemnified party and the indemnifying party exists in respect of such claim. After notice from the indemnifying party to such indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim or to employ counsel reasonably satisfactory to such indemnified party; and provided, further, that
                                                       --------  -------
the indemnified parties shall have the right to employ one counsel to represent such indemnified parties if, in such indemnified parties' reasonable judgment, a conflict of interest between the indemnified parties and the indemnifying parties exists in respect of such claim, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party; and provided,
                                                                      --------
further, that if, in the reasonable judgment of any of the indemnified parties,
-------
a conflict of interest between such indemnified parties and any other indemnified parties exists in respect of such claims, such indemnified parties shall be entitled to additional counsel or counsels and the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. No indemnified party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimants or plaintiffs to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnifying party will be liable for any settlement effected without its prior written consent.

     (d) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under Subsections 9(a) and
(b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Subsections 9(a) and (b) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 9 were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 9. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in Subsection 9(c) if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof which is the subject of this Section 9). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 9 to the contrary, no indemnifying party (other than uBid) shall be required pursuant to this Section 9 to contribute any amount in excess of the proceeds received by such indemnifying party from the sale of Registerable Shares in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate.

     (e) The provisions of this Section 9 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain in full force and effect following the transfer of the Registerable Shares by any such party.

     Section 10.  Compliance with Rule 144.  At the request of either of the
                  ------------------------
Stockholders who proposes to sell Registerable Shares in compliance with Rule 144 under the Act, or any similar Rule, uBid shall (a) forthwith furnish to such Stockholder a written statement as to its compliance with the filing requirements of the SEC as set forth in such Rule and (b) make such additional filings with the SEC as will enable the Stockholder to make sales of Registerable Shares pursuant to such Rule.

     Section 11.  Miscellaneous
                  -------------

     (a)  Binding and Benefit. This Agreement shall be binding upon and inure to
          -------------------
the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that no party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other parties hereto; provided, however, that the
                                             --------  -------
obligation to register Registerable Shares shall be enforceable by direct or remote transferees of Registerable Shares now owned by the Stockholders only if the transfer results from the death of any person, a gift made without consideration or the transfer of all or substantially all of the assets of an entity, by merger, consolidation, asset sale or otherwise. Without limiting the foregoing, any transferee of Registerable Shares must agree in writing to be bound by the provisions of Subsection 6(c) hereof.

     (b)  Communications from Stockholders.  If Shares are owned of record
          --------------------------------
jointly by two or more persons, uBid may rely on any communication signed by one such person. uBid may ignore communications given by persons who purport to own Registerable Shares beneficially unless such communications are confirmed by a record owner, and it may ignore any communications from a record owner that conflict with previously received communications from another person who is at the relevant time also a record owner of the same Registerable Shares.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.
                                        uBid, Inc.

                                        By:_____________________________________
                                           Gregory K. Jones
                                           President and Chief Executive Officer


                                        Stockholders:


                                        ________________________________________
                                        Frank F. Khulusi


                                        ________________________________________
                                        Sam U. Khulusi